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Exhibit 10.20

[Translation reference]

Equity Joint Venture Contract

Of Kunming Taishi Information Cartoon Co., Ltd.

between

Kunming Television Station

and

Advertising Networks Limited

May 2008

TABLE OF CONTENTS

This Equity Joint Venture Contract (this "**Contract**") is made on 14 May 2008 in Kunming City, the People's Republic of China ("**PRC**").

BETWEEN:

(1) **Kunming Television Station (Party A)**, a PRC television station with its registered address at No. 198, Danxia Road, Kunming City, Yunnan Province;

and

(2) **Advertising Networks Limited (Party B)**, a Hong Kong Special Administrative Region of the PRC (**Hong Kong**) company with its address at 12 Floor, Auttonjee Centre, 11 Duddell Street, Central, Hong Kong.

(Individually, a "**Party**" and collectively the "**Parties**")

WHEREAS:

(A) Party A is a PRC TV station desiring to further develop the advertising business of its subsidiary channels;

(B) Party B possess extensive investment and project management experience in advertising management consultation and technical services; and

(C) The Parties mutually seek the benefits of jointly establishing a equity joint venture enterprise ("**Company**") to provide management consultation and technical services in the advertising sector:

NOW, THEREFORE, the Parties hereby agree as follows:

SECTION 1 DEFINITIONS

1.1 Unless otherwise provided herein, the following terms shall have the meaning set forth below:

Affiliate Entity in relation to an entity, means a company:

(1) in which the entity holds, directly or indirectly, at least 10% of the equity interest or voting rights;

(2) which is a subsidiary of the entity's parent company;

(3) which owns or controls, directly or indirectly, any equity interest or voting rights of the parent company of the entity;
(4) which is a subsidiary of the parent company of the entity described in (3) above.

Approval Date means the date of issuance of a document by the Examination and Approval Authority approving this Contract and the Articles of Association.

Approvals means all rights, licenses, permits, approvals, waivers, consents and authorizations which are necessary for the Company to engage in the business activities contemplated in this Contract, including the Business License.

Articles of Association means the Articles of Association of the Company executed concurrently herewith by the Parties, a copy of which is attached hereto as Appendix 1.

Board means the board of directors of the Company.

Budget means the annual budget of the Company duly approved or otherwise in effect in accordance with the provisions of this Contract.

Business Day means any day other than a Saturday, Sunday or other day required or authorized by Law or executive order to be public holidays in the PRC.

Business License means the business license of the Company issued by SAIC following the approval of this Contract and the Articles of Association.

Business Plan means a rolling five-year business plan for the operation of the Company and that will be updated on an annual basis in accordance with Section 11.

Confidential Information means (a) any information of a confidential nature, whether tangible or intangible,

concerning the organization, business, technology, finance, transactions, affairs, released or unreleased software or hardware products, marketing or promotion or business policies or practices of any products of the Company or any Party (whether conveyed in written, oral or any other form) and (b) any information or materials of a confidential nature prepared by a Party, its recipients or the Company that contains or otherwise reflects, or is derived from information that is qualified as Confidential Information as described in item (a) above.

Dispute	means any dispute, controversy or claim arising out of, or relating to, this Contract, or the performance, interpretation, breach, termination or validity hereof.
Encumbrance	means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction that, in legal terms, is not the granting of security but that has an economic or financial effect similar to creation of a security that is legally enforceable under applicable Law, any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (b) any adverse claim as to title, possession or use.
Equity Interest	means equity interest in the Company.
Establishment Date	means the date the Business License is issued by SAIC.
Examination and Approval Authority	means the Ministry of Commerce of the PRC and SAIC or their relevant local counterparts that are legally authorized to approve this Contract and the Articles of Association

	pursuant to PRC Law.
Feasibility Study	means the feasibility study report jointly prepared by the Parties in connection with the establishment and operation of the Company and dated on 14 May, 2008.
Financial Statements	means the PRC Financial Statements and the GAAP Statements.
Force Majeure	Means any earthquake, storm, fire, flood, war, changes to the relevant state and administrative laws or regulations and policies, or any other significant event of natural or human-caused disaster arising after the signing hereof which is unforeseen, unavoidable and not possible to overcome, and is beyond the control of any Party, and prevents the total or partial performance of this Contract by any Party.
Foreign Exchange Regulations	means applicable PRC foreign exchange Law.
General Manager	means the general manager of the Company.
Independent Auditor	means the independent auditor of the Company selected by the Board in accordance with Section 12.4, which is an accountant firm that has been duly registered and authorized to practice in the PRC.
Intellectual Property	means all letters patent, trademarks, service marks, registered designs, domain names and utility models, copyrights, inventions, Confidential Information, brand names, database rights and business names and any similar rights situated in any country and the benefit (subject to the burden) of any of the foregoing (in each case whether registered or unregistered and including applications for the grant of any of the foregoing and the right to apply for any of the foregoing in any part of the world).

PRC Law	means all effective laws, regulations, rules and orders of any governmental authority, and other legislative, administrative or judicial documents in the PRC.
Registered Capital	means the registered capital of the Company.
Related Party	means (a) any equity interest holder of the Company, (b) any director of the Company, (c) any Senior Manager of the Company (as defined in Section 10.1 below), (d) any relative of an equity interest holder, director or officer of the Company, (e) any Person in which any equity interest holder or any director of the Company has any interest, and (f) any other Affiliate of the Company.
RMB	means Renminbi, the legal tender of the PRC.
SAFE	means the State Administration of Foreign Exchange of the PRC or its local bureaus as appropriate to the context.
SAIC	means the State Administration of Industry and Commerce of the PRC or its local bureaus as appropriate to the context.
Subsidiary	of a corporate entity, means any entity that any other entity controls, directly or indirectly, 50% or more equity interest or voting right therein.
Supervisor	means the supervisor of the Company appointed by the Parties.
Total Investment	means the total amount of investment of the Company.
Transaction Documents	means the agreements to be entered into between the Parties and the Company before the date of Closing (as defined below) relating to commercial arrangements to be made between such parties, of which the details and scope will be further covenanted by the Parties.

"US Dollars," "US$" or "$"	means United States dollars, the lawful currency of the USA.
Joint Venture Law	means *Sino-foreign Equity Joint Venture Law of the PRC* and the implementing regulations issued thereunder, as amended, as well as the relevant regulations.

SECTION 2 ESTABLISHMENT OF THE COMPANY

2.1 Establishment. The Parties hereby agree to establish an equity joint venture enterprise Kunming Taishi Information Cartoon Co., Ltd. **(Company)** in Kunming City, Yunnan Province, PRC in accordance with the Joint Venture Law, this Contract and the Articles of Association.

2.2 Name. The name of the Company shall be 昆明泰视信息动漫有限公司 in Chinese, and Kunming Taishi Information Cartoon Co., Ltd. in English. The legal address of the Company shall be at Zhaoshang Plaza, Kunming High-tech Industry Development Zone, PRC.

2.3 Limited Liability. The Company shall be a limited liability equity joint venture company qualified as an enterprise legal person. The liability of each Party with respect to the Company shall be limited to its contribution to the Company's Registered Capital in accordance with Section 4.2 of this Contract. Neither Party shall have any liability, beyond its contribution, to any third party in respect of the debts or obligations of the Company.

SECTION 3 PURPOSE AND SCOPE OF BUSINESS OPERATIONS

3.1 Purpose.

The purpose in establishing the Company are to:

(a) strengthen cooperation and exchange between the Parties in the PRC advertising consultation and technical service sector;

(b) adopt advanced technology and relevant management methods to promote the modernization of advertising industry in the PRC; and

(c) obtain increasing economic benefits to enable the Parties to obtain satisfactory profits.

3.2 Business Scope.

(a) The business scope of the Company shall be the following: design and development of computer graphic, design and development of 3D cartoon, technical support and related services.

(b) The Parties further acknowledge and agree that all the activities specified in Section 3.2(a) shall be conducted within the scope permitted by PRC Law, and the Company shall apply for all necessary *licenses* and permits from the relevant PRC governmental authorities in order to engage in these activities.

SECTION 4 TOTAL INVESTMENT, REGISTERED CAPITAL

4.1 Total Investment and Registered Capital.

(a) The Total Investment shall be RMB 300,000,000.

(b) The Registered Capital shall be RMB 300,000,000.

4.2 Contributions of each Party.

(a) Party A shall contribute the assets (Contributed Assets, as listed in Appendix 2) to the Registered Capital of the Company. The valuation of Contributed Assets will be RMB 150,000,000 in accordance with the appraisal report as of 1 March 2008 which shall be 50% of the Registered Capital of the Company.

(b) Party B shall contribute US$ equivalent to RMB 150,000,000 which shall be 50% of the Registered Capital of the Company.

4.3 Investment Term.

(a) Upon the completion of assets appraisal and receipt of approval certificate by the Company, Party A shall pay 50% of

the assets within 30 days to be contributed, and Party B shall also pay US$ equivalent to RMB 75,000,000 within 30 days as its first contribution.

(b) The subsequent contribution from the Parties shall be paid up within 12 months after the date of the Business License.

4.4 Investment Certificates.

Upon the Parties' contribution, the Company shall issue to each Party an investment certificate evidencing that the equity interest of the Parties in the Company is 50%, respectively.

SECTION 5 TRANSFER OF INTEREST

5.1 Limitations on Transfers.

No Party shall sell, give, assign, transfer or otherwise dispose of any Equity Interest or any right, title or interest therein or thereto (each, a "Transfer") to any third party (a "Transferee") or otherwise create or permit or suffer to be created or exist (whether by operation of law or otherwise) any Encumbrance over any Equity Interest held by it or any right, title or interest therein or thereto for the benefits of any third party without the prior written consent of the other Party, except as expressly permitted by this Section 5. Any purported Transfer or Encumbrance in violation of this Section 5 shall be null and void, and the Company and the Parties shall not register or recognize any such Transfer or Encumbrance.

5.2 Lockup.

The Parties acknowledge and agree that each Party is investing in the Company because of the management, skill, resources and expertise that the other Party will continuously bring to the Company. Accordingly, and notwithstanding what is otherwise provided, the Parties agree that without the prior written consent of the other Party, each Party shall not Transfer or impose any Encumbrance over any Equity Interest.

5.3 Compliance.

Notwithstanding any other provisions of this Contract, no Transfer may be made unless:

(a) the Transferee has agreed in writing to be bound by the terms and conditions of this Contract and the Articles of Association, which may be amended and restated to the extent that the Parties and the Transferee agree to such amendments;

(b) the Transfer complies in all respects with the other applicable provisions of this Contract, the Articles of Association and other relevant legal documents designated by the Parties; and

(c) any Transferee of a Party's Equity Interest, pursuant to a Transfer permitted under this Contract, shall also hold the Transferring Party's rights with respect to the portion of the Equity Interest so transferred.

5.4 Right of First Offer.

(a) Unless otherwise provided in this Contract, if either Party (the "**Transferring Party**") (i) proposes to Transfer any of its Equity Interest (a "**Proposed Transfer**"), (ii) the Transferring Party receives an offer to acquire any of its Equity Interest and proposes to accept such offer (a "**Proposed Acceptance**"); or (iii) if either Party is dissolved, terminated or liquidated, the other Party shall have a right of first offer (the "**Right of First Offer**") with respect to such Transfer as provided in this Section 5.4

(b) In the case of a Proposed Transfer, the Transferring Party shall send a written notice to the other Party, which notice shall state (i) the name of the Transferring Party, (ii) the Equity Interest percentage to be Transferred, (iii) the price in cash that the Transferring Party is prepared to accept for the Offered Interest and (iv) the other terms and conditions of the proposed Transfer.

In the case of a Proposed Acceptance, the Transfer Notice shall state (i) the name of the Transferring Party, (ii) the name and address of the proposed transferee, (iii) the Equity Interest percentage to be Transferred, (iv) the amount and form of the proposed consideration for the Transfer and (v) the other terms and conditions of the proposed Transfer. In the event that the proposed consideration for the Transfer in a Proposed Acceptance includes consideration other than cash, the Transfer Notice shall include a calculation of the fair market value of such consideration and an explanation in reasonable detail of the basis for such calculation, together with

documentation reasonably evidencing such calculation and explanation. The notice sent by the Transferring Party pursuant to this Section 5.4 (b) shall be referred to as the "**Transfer Notice**", the non-Transferring Parties shall be referred to as the "**Offerees**", the proposed Equity Interest percentage to be Transferred shall be referred to as the "**Offered Interest**", and the proposed consideration in cash (including the fair market value of any non-cash consideration) shall be referred to as the "**Offer Price**".

(c) For a period of 30 days after delivery of a Transfer Notice (the "**Offer Period**"), each Offeree shall have the right, exercisable through the delivery of an Acceptance Notice as provided in Section 5.4(d), to purchase up to its Offered Interest at a purchase price equal to the Offer Price upon the other terms and conditions set forth in the Transfer Notice, provided that if one Party is restricted from purchasing its pro rata proportion of the Offered Interest due to legal or regulatory reasons, then it shall have the right to nominate a third party to purchase such Offered Interest and provided, further, that even where the proposed consideration offered by a third party in a Proposed Acceptance includes non-cash consideration, the Offeree shall at all times be able to pay the purchase price in cash. If the Transferring Party and the Offeree cannot agree within 20 days after delivery of the Transfer Notice on the fair market value of such non-cash consideration, then such fair market value shall be determined in accordance with Section 22.2 of this Contract (Dispute Resolution). In such event, the 30-day period set forth in this Section 5.4(c) and the six-month period set forth in Section 5.4(f) shall be tolled until the arbitration proceedings are completed.

(d) The Right of First Offer of the Offeree under Section 5.4(c) shall be exercisable by delivering written notice of exercise (an "**Acceptance Notice**") within the Offer Period to the Transferring Party. An acceptance Notice shall include a statement of the Equity Interest to be purchased by such Offeree. An Acceptance Notice shall be irrevocable and shall constitute a binding agreement by such Offeree to purchase the Offered Interest determined in accordance with Section 5.4(c). The failure of an Offeree to give an Acceptance Notice within the Offer Period shall be deemed to be a waiver of such Offeree's Right of First Offer subject to Sections 5.4(e) and 5.4(f).

(e) In the case of the Transfer of Offered Interest, and without limiting the right of each Party to exercise the Right of First Offer pursuant to this Section 5.4, at the sole discretion of the other Party, it may Transfer the Offered Interest with the Transferring Party on a pro rata basis and in accordance with their shareholding percentage in the Company ("**Co-Sale Right**"). If the Transferring Party , a third party (in the case of a Proposed Transfer), or the proposed Transferee identified in the Transfer Notice (in the case of a Proposed Acceptance) does not accept the ' Co-Sale Right, the Transfer of such Offered Interest shall be void and of no force or effect for all purposes.

(f) Unless (i) the Offerees elect in the aggregate to purchase all of the Offered Interest pursuant to Sections 5.4(c) and 5.4 (d), or (ii) the other Party elects to exercise its Co-Sale Right pursuant to Section 5.4(e), the Transferring Party may Transfer all of the Offered Interest to a third party (in the case of a Proposed Transfer) or the proposed Transferee identified in the Transfer Notice (in the case of a Proposed Acceptance) on the terms and conditions set forth in the Transfer Notice; provided, however, that (i) such sale is bona fide, (ii) the price for the sale to the Transferee is a price not less than the Offer Price and the sale is otherwise on terms and conditions no less favorable to the Transferring Party than those set forth in the Transfer Notice, (iii) the Transfer is made within six months after the giving of the Transfer Notice and (iv) the Transferee agrees not to compete with the Business conducted by the Company or any subsidiary of the Company or by any Party (or such Party's Affiliate). If such a Transfer does not occur within such six-month period for any reason, the restrictions provided for herein shall again become effective, and no Transfer of Equity Interest may be made by the Transferring Party thereafter without again making an offer to the other Party in accordance with this Section 5.4, as appropriate.

5.5 Further Assurances.

(a) If the Parties agree to propose to Transfer its Equity Interest in compliance with the provisions of this Section 5, the other Party shall promptly cause the directors on the Board appointed by it to vote in favor of a resolution approving such Transfer. If any director does not vote in favor of such resolution, the Party that appointed such director shall promptly remove and replace

such director and cause the newly appointed director to vote in favor of the resolution approving such Transfer.

(b) The Party transferring its Equity Interest and the transferee shall enter into an equity interest transfer contract with respect to the Transfer of the relevant Equity Interest. The Parties shall, within 14 working days thereafter amend this Contract and the Articles of Association to reflect the respective Equity Interests held by the Parties and the Transferee subsequent to the completion of such equity interest transfer contract. The Parties shall cause the Company to apply to the relevant governmental authorities for approval of the Transfer and the amendments to this Contract and the Articles of Association within 21 working days of the execution of the equity transfer contract. The Parties shall, and shall cause the Company to, promptly execute all such further documents and perform all such further acts as the transferring Party may reasonably require constituting the Transferee as the legal and beneficial owner of the interest Transferred free from any and all Encumbrances.

SECTION 6 RESPONSIBILITIES OF THE PARTIES

6.1 Responsibilities of Party A

In addition to its responsibilities set forth elsewhere in this Contract, the Party A shall perform the following duties:

(a) to submit this Contract, the Articles of Association, the Feasibility Study and all other relevant documents to the Examination and Approval Authority for their examination and approval and to obtain all the Approvals from the relevant governmental authorities in connection with the establishment of the Company and the performance of the obligations of Party A hereunder and to assist the Company in obtaining from the appropriate PRC governmental authority the Business License, registering the Company with the appropriate PRC tax authorities and to assist the Company in obtaining and maintaining in force all licenses, permits, consents, authorizations, approvals and agreements that are necessary for the Company to conduct its goals, business operations and business objectives in accordance with the terms of this Contract;

(b) fulfill its obligations, and ensure that its Affiliates fulfill their obligations, as set forth in the Transaction Documents to which it is, and/or they are, a party or parties;

(c) assist the Company in developing its business based upon its established contacts and relationships with commercial enterprises, and coordinate and liaise with government agencies for the maintenance of permits, licenses and other qualifications;

(d) appoint in a timely manner members of the Board as specified in Section 8.1(b);

(e) cause its representatives on the Board to implement the approved Budget and Business Plan, to act in the Company's best interests and to perform and take all actions in accordance with this Contract, the Articles of Association, the Feasibility Study, the Transaction Documents and the intent of the Parties;

(f) assist the Company in obtaining and maintaining in force throughout the Joint Venture Term (as defined in section 17.1(a) below) (and any extension thereof) all Approvals and agreements that are necessary for the Company to achieve its goals and business objectives and conduct the business of the Company in accordance with the terms of this Contract, the Articles of Association and the Transaction Documents including the necessary Approvals from the Examination and Approval Authority;

(g) assist the Company in applying for and obtaining any preferential treatment in tax, customs, foreign exchange or other areas that are available or may become available under any preferential policy in accordance with Law; and

(h) assist the Company in other matters as requested by the Board.

6.2 Responsibilities of Party B.

In addition to its responsibilities set forth elsewhere in this Contract, Party B shall perform the following duties:

(a) use its best efforts to help obtaining Approvals from the relevant governmental authorities in connection with the establishment of the Company and the performance of the

obligations of Party B hereunder, obtaining from the appropriate PRC governmental authority of the Business License, registering of the Company with the appropriate PRC tax authorities and obtaining and maintaining in force of licenses, permits, consents, authorizations, approvals and agreements that are necessary for the Company to conduct its goals, business operations and business objectives in accordance with the terms of this Contract;

(b) make its contribution in the form and manner and at the times required by this Contract and the Articles of Association;

(c) fulfill its obligations, and ensure that its Affiliates fulfill their obligations, set forth in the Transaction Documents to which it is, and/or they are, a party or parties;

(d) appoint in a timely manner members of the Board as specified in Section 8.1(b).

(e) nominate in a timely manner candidates to serve as the General Manager Company's and financial manager;

(f) cause its representatives on the Board to implement the approved Budget and Business Plan, to act in the Company's best interests and to perform and take all actions in accordance with this Contract, the Articles of Association, the Feasibility Study, the Transaction Documents and the intent of the Parties;

(g) use reasonable efforts to assist the Company with respect to content sourcing, business development, financial management, strategic development, corporate governance and fundraising; and

(h) assist the Company in other matters as requested by the Board.

SECTION 7 CONFIDENTIAL INFORMATION, PUBLICITY, INTELLECTUAL PROPERTY RIGHTS AND ACCESS

7.1 Confidentiality.

(a) A Party that receives any Confidential Information during the Joint Venture Term and five years from its expiry ("**Receiving Party**") shall:

(i) keep the Confidential Information confidential;

(ii) not disclose the Confidential Information to any Person other than with the prior written consent of the Company or the Party that disclosed such Confidential Information, as the case may be, or in accordance with Sections 7.1(b) and 7.1(d); and

(iii) not use the Confidential Information for any purpose other than the performance of its obligations under this Contract or in accordance with Section 7.1(d).

(b) The Receiving Party may disclose the Confidential Information to its directors, Senior Managers (as defend in Section 10.1 below), employees, agents, consultants, advisors, licensees, contractors, partners (**"Representatives"**) Subsidiaries, Affiliates and the respective Representatives of its Affiliates (collectively, the "**Recipients**") to the extent that it is necessary for the purposes of this Contract.

(c) Each Party shall use its best efforts to ensure that each Recipient is made aware of, and complies with, all of the Receiving Party's confidentiality obligation herein as if such Recipient were a party to this Contract. Each Party shall use its best efforts to ensure that the Company shall comply with all of the Receiving Party's confidentiality obligation herein as if the Company were a party to this Contract.

(d) The provisions of this Section 7.1 shall not apply to:

(i) Confidential Information that is or becomes generally available to the public other than as a result of disclosure by, or at the direction of, a Party, any of its Recipients or the Company in violation of this Contract;

(ii) disclosure to the extent required under applicable Law or the rules of any stock exchange (including, without limitation, disclosure to relevant regulatory bodies); provided that such disclosure shall be limited merely to the extent required by applicable Law or the rules of any stock exchange, and, to the extent practicable, the Party or the Company, as the case may be, that is the proprietor of the Confidential Information subject to such disclosure shall be given an opportunity to review

and comment on the contents of the disclosure before it is made;

(iii) disclosure to the extent required by applicable Law or judicial or regulatory process or in connection with judicial or arbitration process regarding any legal action, suit or proceeding arising out of, or relating to, this Contract; provided that such disclosure shall be limited merely to the extent required by applicable Law or judicial or regulatory process;

(iv) use of Confidential Information concerning the Company by the Receiving Party after the termination of this Contract in accordance with the provisions hereof where the Receiving Party is legally permitted to continue to operate, whether directly or indirectly, and whether or not in cooperation with any other Person or any other Party, the business of the Company; and

(v) disclosure by any Party to any Person that is a potential purchaser of any or all of the equity interest of the Company held by such Party or is a potential purchaser or subscriber of the shares or interests of such Party, if the recipient has agreed in writing to obligations of confidentiality substantially similar to those contained in this Section 7.1.

7.2 No Announcements. No Party shall make any announcement about the Company, this Contract or any other Party in relation to the Company, this cooperation or the business of the Company without the prior written consent of the other Party. Notwithstanding the above, the Parties may announce or disclose, at its sole discretion, some or all of the aforesaid information to its affiliated party(s) (including but not limited to the investors with the Parties, auditors and banks of Party B and/or its affiliated party(s)). Any of the Parties may at any time make announcements that are required by applicable Law, regulatory bodies or stock exchange or stock association rules, so long as the Party so required to make the announcement, promptly upon learning of such requirement, notifies in writing the other Party of such requirement and discusses with the other Party in good faith the exact wording of any such announcement and takes precautionary measures to prevent disclosure of confidential information to the maximum extent permitted.

7.3 Intellectual Property Rights. Any Intellectual Property rights, produced, created or developed by the Company or by any other Person on behalf of or for the benefit of the Company (including any employee of the Company in the execution of his responsibilities or primarily using the resources of the Company) shall be the sole property of the Company.

7.4 Access. The Company shall grant to each Party and its agents, full access, upon reasonable prior notice and during normal business hours, to the premises and books and records of the Company, and shall instruct Senior Managers (as defined in Section 10.1 below) and employees of the Company to give promptly all information as a Party may reasonably request. For the avoidance of doubt, the information provided by the Company shall be deemed Confidential Information and the receiving Party shall comply with the provisions of Section 7.1.

SECTION 8 BOARD OF DIRECTORS

8.1 The Board.

(a) The Board shall be established on the Establishment Date and shall hold its first meeting within 30 days thereafter. At the first meeting, the Board shall appoint the General Manager and financial manager who are designated by Party B.

(b) The Board shall initially consist of five directors, two of whom shall be appointed by Party A ("**Party A's Directors**"), and three of whom shall be appointed by Party B ("**Party B's Directors**"). The term of office of the directors shall be three years, renewable upon reappointment by the appointing Party. The Parties agree to cause the Company to file for the record with the Examination and Approval Authority any change of director appointed by any Party, if required by Law. If a director is removed, becomes incapacitated, dies, resigns, or otherwise ceases to be a director, the Party that appointed the director shall appoint a new director to serve for the remainder of the former director's term of office.

(c) The Board shall have one chairman ("**Chairman**") with a term of three years. The Chairman shall be appointed by Party A. If the Chairman is unable to attend any meeting of the Board, the Chairman may assign any other director to preside over the meeting.

(d) The Board shall be the highest authority of the Company and shall direct the overall supervision and control of the business of the Company. The Board shall decide all matters of major importance to the Company. The resolutions of the Board shall be adopted in accordance with this Contract, the Articles of Association and applicable PRC Law.

(e) The Chairman shall be the legal representative of the Company for the purpose of service of process and within the scope expressly authorized by the Board. The Chairman shall have the powers and responsibilities set forth in the Articles of Association.

(f) The Company shall pay all reasonable expenses incurred by the directors in attending a Board meeting, including traveling expenses and accommodation.

(g) The Company shall indemnify each director against all claims and liabilities incurred by reason of his performance as being a director of the Company; provided that the director's acts or omissions giving rise to such claim or liability did not constitute intentional misconduct or a violation of criminal Law. In addition, the Company reserves the right to pursue any claims against directors who cause the Company to incur unauthorized claims or liabilities.

8.2 Meetings.

(a) Regular meetings of the Board shall be convened at least once every calendar quarter. Meetings shall be convened and presided over as provided in the Articles of Association. Not less than 10 days' notice shall be given to all directors, provided, however, that less than 10 days' notice may be given if approved by all directors. Special meetings of the Board shall be convened by the Chairman at any time on the motion of at least two directors or the Foreign Director. The minutes of all Board Meetings shall be kept on file by the Company.

(b) Three directors present in person or by proxy throughout the entire meeting shall constitute a quorum for all meetings of the Board. Each director has one vote.

8.3 Voting.

(a) Decisions with respect to those matters that are required by Law at the time the relevant resolution is adopted to be approved by unanimous approval of the Board shall require the unanimous approval of the Board. The following matters may be adopted upon the unanimous approval of the Board:

(i) increases or decreases in the Registered Capital or any transfer of any Party's interest in the Company;

(ii) merger, division or change in the form of organization of the Company;

(iii) suspension of the business operation of the Company, dissolution of the Company or the extension of the Joint Venture Term (as defined in Section 17.1);

(iv) mortgage of assets of the Company; and

(v) amendment of the Articles of Association.

(b) Decisions with respect to all other matters that require approval of the Board shall be adopted if they receive the affirmative votes of a simple majority of the directors.

SECTION 9 SUPERVISOR

9.1 Supervisor

(a) The Company shall not have a board of supervisors, but a supervisor shall be jointly appointed by the Parties.

(b) The term of the Supervisor shall be 3 years, renewable upon reappointment by the Parties.

(c) If the position of the Supervisor becomes vacant for any reason, the Parties shall jointly appoint a successor to serve out the remainder of the term. Where either Party finds that the Supervisor has violated PRC laws and regulations, or any provision of this Contract or the Articles of Associations, practiced favoritism or fraud, breached the Company's by-laws and rules, or is unable to perform all of his duties, or at the Parties' sole discretion, the Parties may at any time jointly

remove the Supervisor and appoint another Supervisor as his successor. Appointments and removals shall be filed with the Examination and Approval Authority and registered with the SAIC to the extent required by law.

(d) The Supervisor shall not concurrently hold the position of director or Senior Managers in the Company.

9.2 Authorities of Supervisor

(a) monitor the financial affairs of the Company;

(b) supervise the actions of the directors and Senior Managers (as defined in Section 10.1 below), and bring forward proposals for the removal of any director or Senior Manager that violates any law, administrative regulation, the Contract or any resolution of the Broad;

(c) demand any director or Senior Manager to rectify acts that has injured the interests of the Company; and

(d) bring forward any other proposals to the Parties.

9.3 Liability of the Supervisor

(a) The independent and personal actions of Supervisor are not binding on the Company.

(b) The Supervisor is immune from personal liability for the actions in carrying out his/her duties as a supervisor, unless the actions violate the Contract, Articles of Association, PRC laws and the law governing the supervisor.

SECTION 10 MANAGEMENT OF THE COMPANY

10.1 Senior Managers.

The management organization of the Company shall consist of the following senior managers (**"Senior Managers"**): one General Manager, one financial manager **(Financial Manager)** and other officers that the Board may designate from time to time as being necessary for the operation of the Company. Without the prior permission of the Board, no Senior Manager shall be simultaneously employed by or seconded to any company other than the Company.

(a) The general manager shall be designated by Party B and appointed by the Board. The initial general manager shall be Feng Ying.

The general manager shall have the following powers:

(i) implementing the business plan approved by the Board;

(ii) formulating the rules and regulations of the Company;

(iii) implementing the resolutions of the board of directors;

(iv) executing, and if necessary, authorizing other Senior Mangers to execute business contracts that do not exceed RMB¥ 100,000 (contracts that exceed RMB ¥100,000 shall be signed jointly by the Chairman or his/her agent and the authorized representative that is approved by unanimous approval of the Board);

(v) reporting the Company's operation to the Board on a regular basis, including submitting a quarterly written business report;

(vi) drafting the annual budget plan and submit to the Board for approval;

(vii) hiring or dismissing other employees and draft the employment terms and welfare plans of the Senior Managers and all the employees, and submit to the Board for approval, and

(viii) implementing all other matters authorized by the Board within the scope of their authorized power.

(b) The Financial Manager shall be appointed by Party B.

(c) The Board shall have the right to dismiss any other Senior Manager for any reason at any time. If the General Manager or any of the other Senior Managers resigns, or is dismissed, or dies or becomes incapacitated, his successor shall be nominated and appointed in the same manner as stated in Section 10.1 above.

(d) The Senior Managers shall have no liability to the Company (and the Company shall indemnify them for any liabilities to third parties) for any acts performed in their official capacity except for such acts which constitute willful misconduct, fraud, gross negligence or violations of Law.

10.2 Financial Manager

The Financial Manager shall be responsible for and manage the financial and accounting work of the Company and shall examine and sign the financial plans, credit plans, accounting reports, and major expenditures of the Company. The Financial Manager shall keep true and accurate records and accounts and prepare quarterly financial reports for the Board and other periodic financial statements as required by the Board or applicable PRC Law. Such reports and statements shall be prepared in Chinese and English. Both language versions shall have equal validity. The expense associated with any required translation shall be borne by the Company.

10.3 Quarterly Operational Reviews and Monthly Updates.

Every three months, the Company shall convene an operational meeting with representatives of the Parties to review the business and operations of the Company. During each calendar month in which such an operational review meeting does not take place, the Company shall convene a monthly update meeting with representatives of the Parties, which update meeting shall be shorter in duration, and less formal, than an operational meeting, and which may take place by way of a conference call or other similar means. The purpose of the monthly update meeting is for the General Manager (and any other relevant Senior Manager) to update the Parties of any material events relating to the Company.

10.4 Ethical Business Practices.

(a) Each of the Parties agrees that the Company shall be managed in accordance with the highest international business ethical standards and that no director of the Board, Senior Managers, other employees of the Company will be permitted to engage in any act which violates applicable Law relating to corruption, bribery, fraudulent behavior or any other criminal activity.

(b) The Company and its Senior Managers, directors, employees and agents shall engage only in legitimate business and ethical

practices in commercial operations and in relation to government authorities. Neither the Company nor any of its Senior Managers, directors, employees or agents shall pay, offer, promise or authorize the payment, directly or indirectly, of any funds or anything of value to any official or employee of (or any person acting in an official capacity for or on behalf of) any government (including any department or agency), or state-owned or administered company or entity, public international organization, political party (or candidate or member of such party) for the purpose of influencing any act or decision of such official or of the government to obtain or retain business, or direct business to any Person (any such act, a "Prohibited Payment"). A Prohibited Payment does not include the payment of reasonable and bona fide expenditures, such as travel and lodging expenses, which are directly related to the promotion, demonstration or explanation of products or services, or the execution or performance of a contract with a government authority or agency thereof; provided that such payments are permissible under Law.

(c) Each of the Parties hereby represents to the other Parties that, in connection with the performance of its obligations under this Contract and the Articles of Association, including those responsibilities detailed at Section 6 of this Contract, such Party, and its owners, directors, employees and agents, have not, and will not, pay, offer, promise or authorize, directly or indirectly, any Prohibited Payment.

(d) The Parties represent and warrant that they shall take such steps as may be appropriate to ensure that the Company complies with the provisions of this Section, which steps shall include the adoption and implementation of policies and procedures to ensure compliance with anti-bribery and anti-corruption Laws.

SECTION 11 BUDGETS AND BUSINESS PLAN

11.1 Business Plan.

The Business Plan shall be prepared on a regular basis and submitted to the Board for voting.

11.2 Preparation of the Budget and Updating of Business Plan.

(a) During the Joint Venture Term, the financial manager shall be responsible for preparing an annual budget and the operational strategy and plan for the Company for each Financial Year. Not less than two months prior to the commencement of each Financial Year during the Joint Venture Term, or such other time as agreed by the Parties, the financial manager shall submit an annual budget to the Board for its approval in accordance with Section 8.3.

(b) The General Manager shall be responsible for preparing and updating the Business Plan on a yearly basis.

11.3 Failure to Agree.

If the Board is unable to agree on the annual budget submitted by the financial manager prior to the commencement of a particular Financial Year ("**Relevant Financial Year**"), the Company shall be operated in the Relevant Financial Year in accordance with the Budget for the Financial Year immediately preceding the Relevant Financial Year with an increase of 10% in all budgeted amounts.

SECTION 12 FINANCIAL, ACCOUNTING AND AUDITING SYSTEM

12.1 Financial and Accounting System.

The financial and accounting system of the Company shall be formulated and adopted by the Board and shall be in accordance with the provisions of relevant officially published PRC Law, the particular circumstances of the Company and, to the extent permitted by applicable Law, those methods and principles that are consistent with international accounting standards and the operating and financial procedures and requirements of the Parties ("**Financial and Accounting System**"). The Financial and Accounting System, and changes thereto, shall be filed with the relevant PRC government departments for record.

12.2 Financial Year.

The financial year of the Company ("**Financial Year**") shall begin on January 1 and end on December 31 of each year; provided, however, that the first Financial Year of the Company shall commence on the Establishment Date and end on December 31 of that calendar year and the final Financial Year of the Company shall end on the date of dissolution of the Company.

12.3 Financial Matters and Reporting.

(a) All accounting vouchers, receipts, statements and account books of the Company shall be maintained at the Company's legal address and shall be written in Chinese with English language notes appended thereto.

(b) The Company shall use the RMB as its accounting unit. Cash, bank deposits and funds in other currencies, as well as outstanding claims and debts, gains, expenses and so forth in other currencies, shall be recorded in the actual currency in which they are acquired, incurred, received or disbursed, and converted into RMB for accounting purposes.

(c) The Company shall open RMB and foreign currency accounts with duly licensed financial institutions. The Company may also open foreign currency accounts outside of the PRC in accordance with the Foreign Exchange Regulations.

(d) The Company shall adopt the internationally used accrual basis and debit and credit accounting system in the keeping of accounts and in those methods and principles that are permitted by applicable PRC Law.

(e) The Company shall prepare financial statements in accordance with the Financial and Accounting System approved by the Board ("**PRC Financial Statements**"). The PRC Financial Statements shall be prepared in Chinese and English (both language versions having the same legal validity and, if any controversy between two language versions, subject to the Chinese version), shall be true and complete and shall fairly represent the financial position of the Company as of the date of each such statement and the results of operations for the fiscal period covered thereby.

(f) The Company shall make its best endeavor to assist Party B in preparing financial statements in a form acceptable under the US general accepted accounting principles ("**GAAP Statements**"). GAAP Statements shall be prepared in English and shall be derived from and reconciled with the PRC Financial Statements.

(g) The Company shall submit quarterly and annual Financial Statements to the Board within 20 Business Days after the last day of each calendar quarter or calendar year. An annual audit of the books and statements of the Company shall be made by the Independent Auditor, and reports of the audit shall be delivered to the Board and the Parties within three (3) months after the last day of each calendar year.

(h) The Company shall submit the annual PRC Financial Statements and the annual audit report of the Company to the finance and taxation authorities and to other governmental departments.

(i) The Company shall also prepare and submit monthly management accounts for the Company to each Party within 7 days after the end of each calendar month, such monthly accounts to be prepared by the financial manager in Chinese and English and in a form acceptable under the international accounting standards.

(j) The Company shall make allocations from its after-tax profits to the Three Funds in such amount decided by the Board in accordance with applicable Law.

12.4 Independent Auditor.

The Board shall select an Independent Auditor to audit the Financial Statements of the Company and perform such other accounting and financial duties as required by PRC Law and the Board. The Independent Auditor selected by the Board shall be a Sino-foreign joint venture accounting firm registered in the PRC that is capable of performing accounting work meeting both PRC domestic accounting standards and international accounting standards and the procedures and requirements of the Parties. The initial auditor shall be selected from among the top four international accounting firms, or other accounting firm nominated by Party A and approved by Party B. If the Board determines that the Independent Auditor is unable to meet such standards, it may replace such Independent Auditor or retain another

auditor, at the Company's expense, to supplement or adjust the work of the Independent Auditor or to perform specific accounting or auditing tasks.

12.5 Audits by the Parties.

Each Party shall have the right at any time to retain independent accountants to audit the books and records of the Company at its own expense (unless the results of any such audit are significantly different from that conducted by the Independent Auditor and are accepted by the Board, in which case the expense shall be borne by the Company). The Company shall extend full cooperation to any such accountants and shall allow them full access to the books and records of the Company.

12.6 Taxes.

(a) The Company shall pay taxes in accordance with the relevant officially published PRC Law.

(b) The Parties shall apply to obtain the benefits for the Company, the Parties and all of their personnel of all of the applicable tax exemptions, reductions and preferences that are now or in the future become obtainable under the Law of the PRC and under any applicable treaties or international agreements to which the PRC may now be or may hereafter become a party.

(c) The depreciation period for the fixed assets of the Company shall be decided by the Board and reported to the tax authorities in accordance with the relevant provisions of PRC Law. If accelerated depreciation is desired, the Company shall apply to the relevant tax authorities for approval of accelerated depreciation for the assets in question.

SECTION 13 FOREIGN EXCHANGE

13.1 Foreign Exchange Matters.

All foreign exchange matters of the Company shall be handled in accordance with the provisions of the Foreign Exchange Regulations and the relevant officially published PRC Law.

13.2 Foreign Exchange Accounts.

The foreign exchange funds of the Company shall be transferable into the PRC and deposited in the foreign exchange account or accounts established by the Company with approved financial institutions within or outside of the PRC in accordance with the Foreign Exchange Regulations. All foreign exchange payments of the Company shall be paid out of the above-mentioned foreign exchange accounts in accordance with the Foreign Exchange Regulations after the payment of any PRC taxes that may be applicable. Any fees or costs (other than taxes) relating to the remittance abroad of such payments shall be borne by the Company.

SECTION 14 PROFITS DISTRIBUTION

14.1 Profits Distribution Policy.

The profits distribution policy of the Company shall be determined by the Board According to the contribution ratio of each Party, respectively.

SECTION 15 STAFF, WORKERS AND TRADE UNION

15.1 Employment Policies of the Company.

(a) Such matters as the employment, transfer, dismissal, resignation, wages, welfare benefits, labor insurance, labor protection and labor discipline of the staff and workers of the Company shall be handled according to applicable PRC Law.

(b) The Company shall sign individual labor contracts with each of its staff and workers. The form of the individual labor contract shall be filed with the Labor Bureau for the record if required by applicable Law.

(c) The Company shall have the right directly to recruit, hire and dismiss staff and workers. In all cases, the Company shall employ only those staff and workers who are sufficiently qualified for employment, as determined through examinations, and staff and workers may be hired provisionally for a probationary period.

(d) The salaries and welfare and other benefits of all personnel of the Company shall be determined by the Board in accordance with the principles set forth herein. All personnel shall receives salaries and welfare and other benefits from the Company commensurate with their expertise and experience and in accordance with the assumptions set forth in the Business Plan.

(e) The Company shall have the right to impose the sanctions of warnings, demerits and salary reductions on the staff and workers who violate the rules and regulations and labor discipline of the Company in accordance with the applicable Law of the PRC. When the circumstances are serious, they may be dismissed. The dismissal of staff and workers shall be reported to the local labor department for the record.

(f) Such matters as the welfare benefits, bonuses, labor protection and labor insurance of the staff and workers shall be determined by the General Manager based on the recommendations of the Financial Manager according to the specific circumstances of the Company and with reference to relevant officially published PRC Law, and shall be stipulated in the individual labor contracts and various rules of the Company.

(g) In order to promote the economic strength of the Company and reward productivity and effective management, the Company may, consistent with the profitability of the Company, from time to time increase the wages of staff and workers and provide bonuses to any staff and workers commensurate with their efforts, expertise and experience. Increases in wages and bonuses shall be determined by the Board upon the joint recommendation of the General Manager and the Financial Manager.

15.2 Trade Union.

(a) For so long as required by PRC Law, the staff and workers of the Company shall have the right to establish a trade union organization and conduct trade union activities in accordance with applicable PRC Law.

(b) The trade union of the Company shall represent the interests of the staff and workers. Its tasks shall be to safeguard the rights and interests of the staff and workers in accordance with PRC

Law, to assist the Company in its planning and rational utilization of its bonus and welfare funds, to organize staff and workers in political, professional, scientific and technical studies, to organize cultural and sports activities, and to educate the staff and workers to observe labor discipline and work hard to fulfill the economic tasks of the Company.

(c) For so long as required by applicable PRC Law, the Company shall pay each month an amount equal to two percent of the total amount of the actual wages received by the PRC staff and workers of the Company for such month into the Company's trade union fund for such trade union's use in accordance with the relevant procedures of the PRC for the management of trade union funds.

SECTION 16 INSURANCE

16.1 Insurance.

The insurance shall be underwritten by a insurance company incorporated in the PRC. The details relating to insurance shall be determined by the Board.

SECTION 17 TERM, TERMINATION AND LIQUIDATION

17.1 Joint Venture Term.

(a) The term of operations of the Company ("**Joint Venture Term**") shall be twenty years commencing on the Establishment Date.

(b) Prior to expiration of the Joint Venture Term, or any extension thereof, the Parties may agree to extend such term, subject to approval by the Examination and Approval Authority and the relevant requirements of Law. Negotiations for such extension shall begin not later than one year prior to the expiration of the Joint Venture Term (or extension thereof) of the Company and, subject to the successful conclusion of such negotiations, an application for extension shall be filed with the Examination and Approval authority not later than six months prior to the expiration of the Joint Venture Term.

17.2 Termination.

(a) The Company shall be dissolved and this Contract terminated in accordance with the procedures set forth in the Articles of Association, the Joint Venture Law and other relevant PRC Laws if any of the conditions or events set forth below shall occur and be continuing:

(i) upon the motion of any Party, if the Parties agree to dissolve the Company;

(ii) upon the motion of any Party, if the Company sustains losses significantly in excess of those estimated in the Budget in two consecutive years as a result of an Event of Force Majeure, making it impossible for the Company to operate;

(iii) upon the motion of any Party, if any Party is unable to perform any of its material obligations under this Contract for six consecutive months or more as the result of an Event of Force Majeure;

(iv) upon the motion of the non-breaching Party, if any PRC Party fails to perform any of its material obligations under this Contract or any of the Transaction Documents and such failure is not cured by the breaching party within one month of the delivery of a written notice stating specifically the manner in which the breaching Party has failed to perform and if, in the reasonable opinion of the non-breaching Party, such non-performance defeats the economic objectives of this Contract and of the establishment of the Company or creates a material risk of loss to the non-breaching Party or the Company, or materially and adversely affects the value of the non-breaching Party's interest in the Company;

(v) upon the motion of any affected Party, if any government authority having authority over the Company requires any provision of this Contract or any of the Transaction Documents to be revised in such a way as to cause significant adverse consequences to the Company or any Party;

(vi) upon the motion of any Party, if either of the conditions set forth below fail to be fulfilled within 120 days after

the execution date of this Contractor at any time thereafter;

(1) all of the Transaction Documents have been signed by the parties thereto and have become effective in accordance with the provisions thereof;

(2) the Company has received and obtained all Approvals which are required for the Company to perform the business activities contemplated by this Contract;

(vii) upon the motion of any of the non-bankrupt Parties, if a Party becomes bankrupt, is the subject of proceedings for liquidation or dissolution, ceases to carry on business or becomes unable to pay its debts as they become due.

(viii) upon the business license not being issued within 130 days after the execution date of this Contract

(b) Upon the motion of a Party to dissolve the Company pursuant to Section 17.2(a), the Parties shall cause their representatives on the Board to unanimously adopt a resolution to dissolve the Company. The Board shall apply to the Examination and Approval Authority for approval of such dissolution.

(c) After the Board resolves to dissolve the Company, the Company and the Parties shall take all reasonable steps to accomplish such dissolution in accordance with relevant, officially published and publicly available Laws.

SECTION 18 LIQUIDATION PROCEDURES

18.1 Liquidation of the Company.

(a) Upon the adoption by the Board of a motion to dissolve the Company, the Board shall immediately take steps to dissolve the Company and liquidate its assets in accordance with the then applicable PRC Law and the provisions of this Contract and the Articles of Association.

(b) If the termination of the Company results from its merger, consolidation or other business combination with another

Person, the Assets and liabilities of the Company shall be transferred, assumed and valued as provided in the contractual arrangements with respect to such merger, consolidation or other business combination and applicable PRC Laws.

18.2 Liquidation Committee.

(a) Upon the early termination of the Company, the Board shall formulate liquidation procedures and principles, publish an announcement of the liquidation in accordance with relevant regulations, provide written notice of the liquidation to creditors of the Company and establish a liquidation committee ("**Liquidation Committee**"). The Liquidation Committee shall be composed of five members. Party A shall have the right to appoint two members and Party B shall have the right to appoint three members of the Liquidation Committee. Within ten Business Days after the Board adopts a motion to dissolve the Company, each Party shall deliver a notice to the other Parties stating the names of the members that it has appointed to the Liquidation Committee pursuant to its right set forth in this Section 18.2(a) and shall attach to such notice documentation evidencing that each such member has consented to serve on the Liquidation Committee. If any Party ("**Non-Appointing Party**") fails to deliver such notice within such ten Business Day period, then such Party shall forfeit its right to appoint any members to serve on the Liquidation Committee and each Party that has delivered such a notice shall have a proportional right to appoint the remaining members to the Liquidation Committee such that the total number of members shall equal five. Each member shall have one vote. A quorum for convening a meeting of the Liquidation Committee shall be five members. If such quorum is not present within one hour after the time appointed for the commencement of the meeting, the meeting shall be adjourned to such place and time (which is at least ten days later or such earlier date as shall be agreed by all of the members of the Liquidation Committee) as the members who did attend shall decide. If a quorum is not present within one hour after the time appointed for such adjourned meeting, any number of members of the Liquidation Committee shall constitute a quorum. All decisions of the Liquidation Committee shall be adopted by simple majority vote. The Company shall deliver to each member of the Liquidation Committee written notice of each meeting of the Liquidation Committee at least ten Business Days prior to the date of such meeting or such shorter

period as agreed by all of the members of the Liquidation Committee.

(b) The tasks of the Liquidation Committee shall be to conduct a thorough survey of the property, claims and debts of the Company, draw up a balance sheet and inventory of assets, propose a basis for the valuation of the Company and formulate a liquidation plan, all of which shall be implemented after it has been submitted to and adopted by the Board and shall also be submitted to the Examination and Approval Authority for the record.

(c) During the period of liquidation, the Liquidation Committee shall represent the Company in any legal proceeding.

(d) The liquidation expenses and the remuneration to the members of the Liquidation Committee shall be paid with priority from the existing assets of the Company. The remaining proceeds shall be paid in the following order: (i) wages and labor insurance fees of the staff and workers, (ii) state taxes, and (iii) other liabilities, and (iv) to the Parties in accordance with the principle in 18.2 (e).

(e) If the Parties decide to liquidate the Company in accordance with this Contract, after the statutory expenses and all the unpaid debts to the third parties are paid, any remaining proceedings shall be distributed in a pro rata basis in accordance with the shareholding percentages of the Parties..

(f) After the liquidation of the Company is completed, the Liquidation Committee shall promptly submit a report thereon to a meeting of the Board for approval and submission to the Examination and Approval Authority for the record. The Liquidation Committee shall then carry out the procedures for turning in the Company's business license and canceling its registration at SAIC, and at the same time, make a public announcement of such actions.

SECTION 19 AMENDMENT AND MODIFICATION OF THE CONTRACT

19.1 Amendment.

Amendments to this Contract must be made by a written agreement signed by each Party in both Chinese texts, and shall be submitted to the Examination and Approval Authority for approval before they can become effective.

19.2 Changes in Law.

If, after the date this Contract is signed, any central or local government organ of the PRC makes any change in any provision of any PRC Law, including amendment, supplementation or repeal of an existing Law, or introduction of a different interpretation or method of implementation of an existing Law (each, a "**Change**"), or promulgates a new Law (each, a "**New Provision**"), the following shall apply:

(a) If a Change or a New Provision is more favorable to the Company or any of the Parties than the relevant Law in effect on the date this Contract was signed (and the other Party is not materially and adversely affected thereby), the Company and the Parties shall promptly apply to receive the benefits of such Change or New Provision. The Company and the Parties shall use their best efforts to cause such application to be approved.

(b) If, after the Approval Date and because of such Change or New Provision, the economic benefits of the Company or of any Party under this Contract are materially and adversely affected, directly or indirectly, then this Contract shall continue to be implemented in accordance with its original terms. If the adverse effect on the Company's or on any Party's economic interests cannot be resolved pursuant hereto, upon notice by the affected Party to the other Party, the Parties shall consult promptly and make all such amendments to this Contract as are required to maintain the affected Party's economic benefits hereunder provided that such amendments shall be made without prejudicing the other party, or at least by equitably adjusting the benefits for each Party.

SECTION 20 LIABILITY FOR BREACH OF CONTRACT

20.1 Breach of Contract.

Subject to the provisions of this Section 20, a Party shall be in breach of this Contract (a) if it fails to perform, or suspends its performance of, its obligations under this Contract, and if it does not commence

correction of such failure within 30 days, and complete such correction within 60 days, of receipt of written notice thereof from any other Party or the Company, which notice must specify the nature of the alleged breach in reasonable detail; or (b) if any of the representations and warranties made by such Party is untrue or inaccurate in any material respects.

20.2 Liability for Breach of Contract.

(a) If the Company or a Party suffers any cost, liability or loss, including lost profits of the Company but not including any other consequential losses of whatsoever nature, as a result of a breach of this Contract by any Party, the Party in breach shall indemnify and hold the Company and the non-breaching Party or Parties harmless in respect of any such cost, liability or loss, including interest paid or lost as a result thereof and attorneys' fees.

(b) Without limiting the generality of the foregoing, each Party ("**Indemnifying Party**") shall indemnify, defend and hold harmless the other Party and the Company ("**Indemnified Party**") from and against all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and fees, loss of profits by the Company, expenses and disbursements of attorneys, experts, personnel and consultants incurred by any Indemnified Party in any action or proceeding between the Indemnifying Party and any Indemnified Party or between any Indemnified Party and any third party, or otherwise) based upon, arising out of, relating to or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Indemnifying Party contained in this Contract or in any documents or other evidence delivered by the Indemnifying Party pursuant to this Contract.

SECTION 21 FORCE MAJEURE

21.1 Occurrence and Consequences of an Event of Force Majeure.

(a) A Party that cannot perform its obligations under this Contract ("**Hindered Party**") in full or in part as a direct result of an Event of Force Majeure, shall not be deemed to be in breach of this Contract if all of the following conditions are met:

(i) the Event of Force Majeure was the direct cause of the stoppage, impediment or delay encountered by the Hindered Party in performing its obligations under this Contract;

(ii) the Hindered Party used its best efforts to perform its obligations under this Contract and to reduce the losses to the other Party or to the Company arising from the Event of Force Majeure; and

(iii) at the time of the occurrence of the Event of Force Majeure, the Hindered Party informed the other Party and the Company, providing written information on such event within ten Business Days of its occurrence, including a statement of the reasons for the delay in implementing or partially implementing this Contract.

(b) If an Event of Force Majeure shall occur, the Parties shall discuss and decide whether this Contract should be amended in light of the impact of the event upon the implementation hereof, and whether the Hindered Party should be partially or fully freed from its obligations hereunder.

SECTION 22 GOVERNING LAW AND DISPUTE RESOLUTION

22.1 Governing Law.

The formation, validity, interpretation, execution, amendment and termination of and settlement of disputes under this Contract shall all be governed by the officially published and publicly available Laws of the PRC. When the officially published and publicly available Laws of the PRC do not cover a certain matter, international legal principles and practices shall be referred to.

22.2 Dispute Resolution.

(a) Any Dispute shall be resolved through friendly consultation. Such consultation shall begin immediately after one Party has delivered to the other Party a written request for such consultation stating specifically the nature of the Dispute. If within 30 days following the date on which such notice is delivered the Dispute cannot be resolved, the Dispute shall be referred to, and finally resolved by, arbitration upon the request of any Party with notice to the other Party.

(b) The arbitration shall be conducted in Beijing under the auspices of China International Economic Trade Arbitration Commission and in accordance with its currently effective rules. However, if such rules are in conflict with the provisions of this Section 22, the provisions of this Section 22 shall prevail.

(c) The arbitral award shall be final and binding upon the Parties.

(d) In order to preserve its rights and remedies, any Party shall be entitled to seek preservation of property in accordance with Law from any court of competent jurisdiction or from the arbitration tribunal pending the final decision or award of the arbitration tribunal. During the period when the Dispute is being resolved, except for the matters being disputed, the Parties shall in all other respects continue their implementation of this Contract.

(e) Each Party irrevocably consents to the service of process, notices or other papers in connection with or in any way arising from the arbitration or the enforcement of any arbitral award, by use of any of the methods and to the addresses set forth for the giving of notices in Section 24.5. Nothing contained herein shall affect the right of any Party to serve such processes, notices or other papers in any other manner permitted by applicable Law.

SECTION 23 REPRESENTATIONS AND WARRANTIES

23.1 Representations and Warranties of the Parties.

Each Party represents and warrants to the other Party, with respect to itself, on the signing date of this Contract, as follows:

(a) Such Party is a legal entity duly organized, validly existing and in good standing under the laws of the PRC, in the case of Party A, and under the laws of HK, in the case of Party B, and has the corresponding power and lawful authority to own or possess, lease and operate its assets and to carry on its business as now being and as previously conducted.

(b) Such Party has the full legal right, power and authority required to enter into this Contract and to perform fully its obligations hereunder. This Contract has been duly authorized, executed

and delivered by each Party and, assuming the due authorization, execution and delivery by the other Party and approval by the Examination and Approval Authority, constitutes the valid and binding obligation of each Party enforceable against it in accordance with its terms.

(c) Except for the requirements for the obtaining of a Foreign Investment Enterprise Approval Certificate and issuance of the Business License and as otherwise set forth in this Contract, no filings with, notices to, or license, permits, consents, authorizations, qualifications, orders or other approvals of any governmental body or any other Person are necessary to be obtained by such Party for its execution, delivery and performance of this Contract or for the establishment of the Company.

(d) Such Party is, has been and will continue to be in compliance with all applicable Law of its home jurisdiction and does not know of any circumstances that would be a breach of such Law.

(e) Neither the execution of this Contract, nor the performance of such Party's obligations hereunder, will conflict with, or result in a breach of, or constitute a default under, any provision of the memorandum and articles of association, business license or by-laws of such Party, as the case may be, or any law, rule, regulation, authorization or approval of any government agency or body, or of any contract or agreement to which such Party is a party or is subject (including, in the case of Party B, contracts existing on the date of this Contract relating to Party B' other investments in the PRC).

(f) As of the date of this Contract, there is no lawsuit, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the best knowledge of such Party, threatened against such Party and the performance of this Contract with respect to the subject matter of this Contract or that would affect in any way such Party's ability to enter into or perform this Contract.

(g) All documents, statements and information of or derived from any governmental body in the possession of such Party relating to the transactions contemplated in this Contract have been disclosed to the other Party, and no document previously provided by such Party to any other Party contains the untrue

statement of material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

23.2 Party A further represents and covenants to Party B that:

(a) The Assets free from any encumbrance;

(b) No third party, court, government agency or arbitration institution have proposed any pending litigation, third party claim, order or investigation relating to the Assets or Business which may threaten the cooperation between the Parties;

(c) Party A have lawfully obtained all the consent or permit ("Governmental Authority" including the items as listed in Appendix 3) as required by PRC Law from the competent authority for its duly establishment, existing and operation, and such Governmental Authority is fully effective.

23.3 Party B further represents and covenants to Party A that:

The capital source of Party B is lawful, which will not cause any losses to Party A.

SECTION 24 EFFECTIVENESS OF THE CONTRACT AND MISCELLANEOUS

24.1 Articles of Association. The Articles of Association have been concluded in accordance with the various principles stipulated in, and in the form attached to, this Contract and are an integral part of this Contract.

24.2 Approval of Contract and Articles of Association. This Contract and the Articles of Association shall be submitted to the Examination and Approval Authority and shall come into force on the Approval Date.

24.3 Survival. The agreements of the Party contained in Section 7, 20, 22, and this Section 24.3shall continue to survive after the expiration or termination of this Contract and the dissolution of the Company.

24.4 Language. This Contract is written in Chinese in six counterparts.

24.5 Notices. Each notice, demand or other communication given, delivered or made under this Contract shall be in writing and delivered

or sent to the relevant Party or Parties at the address or fax number set out below (or such other address or fax number as the addressee has by ten days' prior written notice specified to the other Party).

If to the Party A: **Kunming Television Station**

Attention:	Mr. Lv Yongping
Telephone Number:	(86)-0351-8302574
Fax:	(86)-0351-4042780
Address:	No. 198, Danxia Road, Kunming City, Yunnan Province;

If to Party B: 广告网络有限公司 **(Advertising Networks Limited)**

Attention:	Mr. Li Shuangqing
Telephone Number:	(86)-010-84549851
Fax:	(86)-010-84477246
Address:	Suite A-16E, Oriental Kenzo, No. 48, Dongzhimenwai Avenue, Dongcheng District, Beijing.

Each notice, demand or other communication to be given, delivered or made pursuant to this Section 24.5 shall be deemed so given, delivered or made (i) if sent by registered or certified mail within one country on the third Business Day after such notice, demand or communication, addressed as above provided, is delivered to a post office and a receipt therefor is issued thereby, (ii) if sent by registered or certified mail to another country on the tenth Business Day after such notice, demand or communication, addressed as above provided, is delivered to a post office and a receipt therefor is issued thereby, (iii) if sent by courier or personnel delivery, when such notice, demand or communication is delivered to the appropriate address as above provided, and (iv) if sent by facsimile, when such notice, demand or communication is transmitted to the appropriate facsimile number as above provided and the relevant report for the successful transmission is given.

24.6 Severability. In the event any one or more of the provisions contained in this Contract should be held under any applicable Law to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect

of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

24.7 Waiver. No waiver of any provision of this Contract shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in executing any right, power or remedy under this Contract shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

24.8 Interpretation.

(a) "Include," "including," "are inclusive of" and similar expressions are not expressions of limitation and shall be construed as if followed by the words "without limitation."

(b) References to any government ministry, agency, department or authority shall be construed as references to the duly appointed successor ministry, agency, department or authority of such ministry, agency, department or authority where the context permits.

(c) A reference in this Contract to a document "in the agreed form" is to a document agreed by the Parties and initialed by them for identification purposes as of the date of this Contract.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused their respective representatives to execute this Contract as of the date first above written.

Kunming Television Station

(Company Seal)

By: ______________________
Name:
Title:

(Advertising Networks Limited)

By: ______________________
Name:
Title:

APPENDIX 1

ARTICLES OF ASSOCIATION

[Translation reference]

Articles of Association

For

Kunming Taishi Information Cartoon Co., Ltd.

May 2008

TABLE OF CONTENTS

These Articles of Association ("**these Articles**") are formulated in accordance with PRC Law and the Sino-foreign equity joint venture contract concluded by the Parties ("**JV Contract**") on 14 May 2008.

BETWEEN:

(1) **Kunming Television Station ("Party A");**

and

(2) **Advertising Networks Limited ("Party B").**

(Individually, a "**Party**" and collectively the "**Parties**")

SECTION 1 DEFINITIONS

1.1 Unless otherwise provided herein, the following terms shall have the meaning set forth below:

Affiliate Entity in relation to an entity, means a company:

(1) in which the entity holds, directly or indirectly, at least 10% of the equity interest or voting rights;

(2) which is a subsidiary of the entity's parent company;

(3) which owns or controls, directly or indirectly, any equity interest or voting rights of the parent company of the entity; or

(4) which is a subsidiary of the parent company of the entity described in (3) above.

Approval Date means the date of issuance of a document by the Examination and Approval Authority approving these Articles and the JV Contract.

Approvals means all rights, licenses, permits, approvals, waivers, consents and authorizations which are necessary for the Company to engage in the business activities contemplated in these Articles , including the Business License.

Board means the board of directors of the Company.

Budget means the annual budget of the Company duly approved or otherwise in effect in accordance with the provisions of these Articles.

Business Day means any day other than a Saturday, Sunday or other day required or authorized by Law or executive order to be public holidays in the PRC.

Business License means the business license of the Company issued by SAIC following the approval of these Articles and the JV Contract.

Business Plan means the annual business plan for the Company during the relevant accounting period, which will be updated on an annual basis in accordance with Section 11.

Confidential Information means (a) any information of a confidential nature, whether tangible or intangible, concerning the organization, business, technology, finance, transactions, affairs, released or unreleased software or hardware products, marketing or promotion of any product, business policies, or business practices, of the Company, any Party, or the Affiliate Entity of Party B (whether conveyed in written, oral or any other form), and (b) any information or materials of a confidential nature prepared by a Party, its recipients or the Company that contains or otherwise reflects, or is derived from information as described in item (a) above.

Encumbrance means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction that, in legal terms, is not the granting of security but that has an economic or financial effect similar to creation of a security that is legally enforceable under

	applicable Law, any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (b) any adverse claim as to title, possession or use.
Equity Interest	means equity interest in the Company.
Establishment Date	means the date the Business License is issued by SAIC.
Examination and Approval Authority	means the Ministry of Commerce of the PRC and SAIC or their relevant local counterparts that are legally authorized to approve these Articles and the JV Contract.
Financial Statements	means the PRC Financial Statements and the GAAP Statements.
Force Majeure	means any earthquake, storm, fire, flood, war, changes to the relevant state and administrative laws or regulations and policies, or any other significant event of natural or human-caused disaster arising after the signing hereof which is unforeseen, unavoidable and not possible to overcome, and is beyond the control of any Party, and prevents the total or partial performance of this Article by any Party.
Foreign Exchange Regulations	means applicable foreign exchange laws and regulations in the PRC.
General Manager	means the general manager of the Company.
Independent Auditor	means the independent auditor of the Company selected by the Board in accordance with Section 12.4, which is an accountancy firm that has been duly registered and authorized to practice in the PRC.
Intellectual Property	means all letters patent, trademarks, service marks, registered designs, domain names and utility models, copyrights, inventions, Confidential Information, brand names, database rights and business names and any

similar rights situated in any country and the benefit (subject to the burden) of any of the foregoing (in each case whether registered or unregistered and including applications for the grant of any of the foregoing and the right to apply for any of the foregoing in any part of the world).

PRC Law	means any laws, regulations, rules and orders of any governmental authority, and any other legislative, administrative or judicial documents, in effect in the PRC.
Registered Capital	means the registered capital of the Company.
Related Party	means (a) any equity interest holder of the Company, (b) any director of the Company, (c) any Senior Manager of the Company, (d) any relative of an equity interest holder, director or officer of the Company, (e) any person in which any equity interest holder or any director of the Company has any interest, and (f) any other Affiliate Entity of the Company.
RMB	means Renminbi, the lawful currency of the PRC.
SAFE	means the State Administration of Foreign Exchange of the PRC or its local bureaus, as the context requires.
SAIC	means the State Administration of Industry and Commerce of the PRC or its local bureaus, as the context requires.
Subsidiary	means any corporate entity, in which 50% or more of the equity interest or voting rights are controlled, directly or indirectly, by any other entity.
Supervisor	means the supervisor of the Company appointed by the Parties.
Total Investment	means the total amount of investment of the Company.

Transaction Documents	means any documents entered into pursuant to PRC Law for the undertaking of the transactions contemplated by the Parties to the cooperation.
"US Dollars," "US$" or "$"	means United States dollars, the lawful currency of the USA.
Joint Venture Law	means *Sino-foreign Equity Joint Venture Law of the PRC* and the implementing regulations issued thereunder, as amended, as well as the relevant regulations.

SECTION 2 ESTABLISHMENT OF THE COMPANY

2.1 Establishment. The Parties hereby agree to establish an equity joint venture enterprise Kunming Taishi Information Cartoon Co., Ltd. **("Company")** in Kunming City, Yunnan Province, PRC in accordance with the Joint Venture Law and the JV Contract.

2.2 Name. The name of the Company shall be 昆明泰视信息动漫有限公司 in Chinese, and Kunming Taishi Information Cartoon Co., Ltd. in English. The legal address of the Company shall be at Zhaoshang Plaza, Kunming High-tech Industry Development Zone, PRC.

2.3 Shareholders.

2.3.1 The Company's Chinese shareholder is Kunming Television Station with its registered address at No. 198, Danxia Road, Kunming City, Yunnan Province; its legal representative is Luo Yinghua.

2.3.2 The Company's foreign shareholder is Advertising Networks Limited with its address at 12/F, Ruttonjee House,11 Duddell Street, Central, Hong Kong, its legal representative is Li Shuangqing.

2.4 Limited Liability. The Company shall be a limited liability equity joint venture company qualified as an enterprise legal person. The liability

of each Party with respect to the Company shall be limited to its contribution to the Company's Registered Capital in accordance with Section 4.2 of these Articles of Association. Neither Party shall have any liability, beyond its contribution, to any third party in respect of the debts or obligations of the Company.

SECTION 3 PURPOSE AND SCOPE OF BUSINESS OPERATIONS

3.1 Purpose.

The purpose of the establishment of the Company are to:

(a) strengthen cooperation and exchange between the Parties in the PRC advertising consultation and technical service sector;

(b) adopt advanced concepts and relevant management methods to promote the modernization of the advertising industry in the PRC; and

(c) obtain increasing economic benefits to secure satisfactory profits for the Parties.

3.2 Business Scope.

(a) The business scope of the Company shall be the following: advertising consulting services, design and development of computer graphic, design and development of 3D cartoon, technical support and related services.

(b) The Parties further acknowledge and agree that all the activities specified in Section 3.2(a) shall be conducted within the scope permitted by PRC Law, and the Company shall apply for all necessary licenses and permits from the relevant PRC governmental authorities in order to engage in these activities.

SECTION 4 TOTAL INVESTMENT AND REGISTERED CAPITAL

4.1 Total Investment and Registered Capital.

(a) The Total Investment shall be RMB 300,000,000.

(b) The Registered Capital shall be RMB 300,000,000.

4.2 Contributions of each Party.

(a) Party A shall contribute the assets ("**Contributed Assets**", as listed in Appendix I) to the Registered Capital of the Company. The valuation of Contributed Assets will be RMB 150,000,000 in accordance with the appraisal report to be issued no later than 1 March 2008 which shall be 50% of the Registered Capital of the Company.

(b) Party B shall contribute US$ in cash equivalent to RMB 150,000,000 which shall be 50% of the Registered Capital of the Company.

4.3 Investment Term.

(a) Upon the completion of the appraisal of the assets mentioned above and these Articles and JV Contract have been approved by the Approval Authority ("Approval Date"), Party A shall pay 50% of the Contributed Assets, and Party B shall pay US$ equivalent to RMB 75,000,000 within 30 days as their respective initial contributions.

(b) The subsequent contribution from the Parties shall be paid up within 12 months after the date of the Parties' receipt of the Business License.

4.4 Investment Certificates.

Upon the Parties' contribution, the Company shall issue to each Party an investment certificate evidencing that the equity interest of the Parties in the Company is 50%, respectively.

4.5 Increase of or Reduction to the Registered Capital/Contributions.

Any increase of the registered capital or the total amount of the contributions shall be agreed upon by the Parties and appraised by the initial Examination and Approval Authority. During the term of the joint venture, the Company may not reduce its registered capital; in the event of any necessary reduction thereto as a result of changes to the total amount of the contributions and the Company's business scale, such a reduction shall be approved by the initial Examination and Approval Authority.

SECTION 5 TRANSFER OF INTEREST

5.1 Limitations on Transfers.

No Party shall sell, give, assign, transfer or otherwise dispose of any Equity Interest or any right, title or interest therein or thereto (each, a **"Transfer"**) to any third party (**a "Transferee"**) or otherwise create or permit or suffer to be created or exist (whether by operation of law or otherwise) any Encumbrance over any Equity Interest held by it or any right, title or interest therein or thereto for the benefits of any third party without the prior written consent of the other Party, except as expressly permitted by this Section 5. Any purported Transfer or Encumbrance in violation of this Section 5 shall be null and void, and the Company and the Parties shall not register or recognize any such Transfer or Encumbrance.

5.2 Lockup.

The Parties acknowledge and agree that each Party is investing in the Company because of the management, skill, resources and expertise that the other Party will continuously bring to the Company. Accordingly, and notwithstanding what is otherwise provided hereunder, the Parties agree that without the prior written consent of the other Party, each Party shall not transfer or impose any encumbrance over any Equity Interest.

5.3 Compliance.

Notwithstanding any other provisions of these Articles, no Transfer may be made unless:

(a) the Transferee has agreed in writing to be bound by the terms and conditions of these Articles and the JV Contract, which may be amended or restated to the extent that the Parties and the Transferee agree to such amendments or restatements;

(b) the Transfer complies in all respects with the other applicable provisions of these Articles, the JV Contract, and any other relevant legal documents designated by the Parties; and

(c) any Transferee of a Party's Equity Interest, pursuant to a Transfer permitted under these Articles, shall also hold the Transferring Party's rights with respect to the portion of the Equity Interest so transferred.

5.4 Right of First Offer.

(a) Unless otherwise provided in these Articles , if (i) either Party (the "**Transferring Party**")proposes to transfer any of its Equity Interest (a "**Proposed Transfer**"), (ii) the Transferring Party receives an offer to acquire any of its Equity Interest and proposes to accept such offer (a "**Proposed Acceptance**"); or (iii) either Party is dissolved, terminated or liquidated, the other Party shall have a right of first offer (the "**Right of First Offer**") with respect to such Transfer as provided in this Section 5.4.

(b) In the case of a Proposed Transfer, the Transferring Party shall send a written notice to the other Party, which notice shall state (i) the name of the Transferring Party, (ii) the Equity Interest percentage to be Transferred, (iii) the price in cash that the Transferring Party is prepared to accept for the Offered Interest and (iv) the other terms and conditions of the proposed Transfer.

In the case of a Proposed Acceptance, the Transfer Notice shall state (i) the name of the Transferring Party, (ii) the name and address of the proposed transferee, (iii) the Equity Interest percentage to be Transferred, (iv) the amount and form of the proposed consideration for the Transfer and (v) the other terms and conditions of the proposed Transfer. In the event that the proposed consideration for the Transfer in a Proposed Acceptance includes consideration other than cash, the Transfer Notice shall include a calculation of the fair market value of such consideration and an explanation in reasonable detail of the basis for such calculation, together with documentation reasonably evidencing such calculation and explanation. The notice sent by the Transferring Party pursuant to this Section 5.4 (b) shall be referred to as the "**Transfer Notice**", the non-Transferring Parties shall be referred to as the "**Offerees**", the proposed Equity Interest percentage to be Transferred shall be referred to as the "**Offered Interest**", and the proposed consideration in cash (including the fair market value of any non-cash consideration) shall be referred to as the "**Offer Price**".

(c) For a period of 30 days after delivery of a Transfer Notice (the "**Offer Period**"), each Offeree shall have the right, exercisable through the delivery of an Acceptance Notice as provided in Section 5.4(d), to purchase up to its Offered Interest at a purchase price equal to the Offer Price upon the other terms

and conditions set forth in the Transfer Notice, provided that if one Party is restricted from purchasing its pro rata proportion of the Offered Interest due to legal or regulatory reasons, then it shall have the right to nominate a third party to purchase such Offered Interest and provided, further, that even where the proposed consideration offered by a third party in a Proposed Acceptance includes non-cash consideration, the Offeree shall at all times be able to pay the purchase price in cash. If the Transferring Party and the Offeree cannot agree within 20 days after delivery of the Transfer Notice on the fair market value of such non-cash consideration, then such fair market value shall be determined in accordance with Section 22.2 of this Contract (Dispute Resolution). In such event, the 30-day period set forth in this Section 5.4(c) and the six-month period set forth in Section 5.4(f) shall be tolled until the arbitration proceedings are completed.

(d) The Right of First Offer of the Offeree under Section 5.4(c) shall be exercisable by delivering written notice of exercise (an "**Acceptance Notice**") within the Offer Period to the Transferring Party. An acceptance Notice shall include a statement of the Equity Interest to be purchased by such Offeree. An Acceptance Notice shall be irrevocable and shall constitute a binding agreement by such Offeree to purchase the Offered Interest determined in accordance with Section 5.4(c). The failure of an Offeree to give an Acceptance Notice within the Offer Period shall be deemed to be a waiver of such Offeree's Right of First Offer subject to Sections 5.4(e) and 5.4(f).

(e) In the case of the Transfer of Offered Interest, and without limiting the right of each Party to exercise the Right of First Offer pursuant to this Section 5.4, at the sole discretion of the other Party, it may Transfer the Offered Interest with the Transferring Party on a pro rata basis and in accordance with their shareholding percentage in the Company ("**Co-Sale Right**"). If the Transferring Party, a third party (in the case of a Proposed Transfer), or the proposed Transferee identified in the Transfer Notice (in the case of a Proposed Acceptance) does not accept the Co-Sale Right, the Transfer of such Offered Interest shall be void and of no force or effect for all purposes.

(f) Unless (i) the Offerees elect in the aggregate to purchase all of the Offered Interest pursuant to Sections 5.4(c) and 5.4 (d), or

(ii) the other Party elects to exercise its Co-Sale Right pursuant to Section 5.4(e), the Transferring Party may Transfer all of the Offered Interest to a third party (in the case of a Proposed Transfer) or the proposed Transferee identified in the Transfer Notice (in the case of a Proposed Acceptance) on the terms and conditions set forth in the Transfer Notice; provided, however, that (i) such sale is bona fide, (ii) the price for the sale to the Transferee is a price not less than the Offer Price and the sale is otherwise on terms and conditions no less favorable to the Transferring Party than those set forth in the Transfer Notice, (iii) the Transfer is made within six months after the giving of the Transfer Notice and (iv) the Transferee agrees not to compete with the Business conducted by the Company or any subsidiary of the Company or by any Party (or such Party's Affiliate Entity). If such a Transfer does not occur within such six-month period for any reason, the restrictions provided for herein shall again become effective, and no Transfer of Equity Interest may be made by the Transferring Party thereafter without again making an offer to the other Party in accordance with this Section 5.4, as appropriate.

5.5 Further Assurances.

(a) If the Parties agree to the transfer by one of the Parties of its Equity Interest in compliance with the provisions of this Section 5, the other Party shall promptly cause the directors on the Board appointed by it to vote in favor of a resolution approving such Transfer. If any director does not vote in favor of such resolution, the Party that appointed such director shall promptly remove and replace such director and cause the newly appointed director to vote in favor of the resolution approving such Transfer.

(b) The Party transferring its Equity Interest and the transferee shall enter into an equity interest transfer contract with respect to the Transfer of the relevant Equity Interest. The Parties shall, within 14 working days thereafter amend these Articles and the JV Contract to reflect the respective Equity Interests held by the Parties and the Transferee subsequent to the completion of such equity interest transfer contract. The Parties shall cause the Company to apply to the relevant governmental authorities for approval of the Transfer and the amendments to these Articles and the JV Contract within 21 working days of the execution of the equity transfer contract. The Parties shall, and shall cause the Company to, promptly execute all such

further documents and perform all such further acts as the transferring Party may reasonably require constituting the Transferee as the legal and beneficial owner of the interest Transferred free from any and all Encumbrances.

SECTION 6 BOARD OF DIRECTORS

6.1 The Board.

(a) The Board shall be established on the Establishment Date and shall hold its first meeting within 30 days thereafter. At the first meeting, the Board shall appoint the General Manager and financial manager who are designated by Party B.

(b) The Board shall initially consist of five directors, two of whom shall be appointed by Party A ("**Party A's Directors**"), and three of whom shall be appointed by Party B ("**Party B's Directors**"). The term of office of the directors shall be three years, renewable upon reappointment by the appointing Party. The Parties agree to cause the Company to file for the record with the Examination and Approval Authority any change of director appointed by any Party, if required by Law. If a director is removed, becomes incapacitated, dies, resigns, or otherwise ceases to be a director, the Party that appointed the director shall appoint a new director to serve for the remainder of the former director's term of office.

(c) The Board shall have one chairman ("**Chairman**") with a term of three years. The Chairman shall be appointed by Party A. If the Chairman is unable to attend any meeting of the Board, the Chairman may assign any other director to preside over the meeting.

(d) The Board shall be the highest authority of the Company and shall direct the overall supervision and control of the business of the Company. The Board shall decide all matters of major importance to the Company. The resolutions of the Board shall be adopted in accordance with these Articles the JV Contract and applicable PRC Law.

(e) The Chairman shall be the legal representative of the Company for the purpose of service of process and within the scope expressly authorized by the Board. The Chairman shall have the powers and responsibilities set forth in these Articles.

(f) The Company shall pay all reasonable expenses incurred by the directors in attending a Board meeting, including traveling expenses and accommodation.

(g) The Company shall indemnify each director against all claims and liabilities incurred by reason of his performance as being a director of the Company; provided that the director's acts or omissions giving rise to such claim or liability did not constitute intentional misconduct or a violation of criminal Law. In addition, the Company reserves the right to pursue any claims against directors who cause the Company to incur unauthorized claims or liabilities.

6.2 Meetings.

(a) Regular meetings of the Board shall be convened at least once every calendar quarter. Meetings shall be convened and presided over as provided in the Articles of Association. Not less than 10 days' notice shall be given to all directors, provided, however, that less than 10 days' notice may be given if approved by all directors. Special meetings of the Board shall be convened by the Chairman at any time on the motion of at least two directors or the Foreign Director. The minutes of all Board Meetings shall be kept on file by the Company.

(b) Three directors present in person or by proxy throughout the entire meeting shall constitute a quorum for all meetings of the Board. Each director has one vote.

6.3 Voting.

(a) Decisions with respect to those matters that are required by Law at the time the relevant resolution is adopted to be approved by unanimous approval of the Board shall require the unanimous approval of the Board. The following matters may be adopted upon the unanimous approval of the Board:

(i) increases or decreases in the Registered Capital or any transfer of any Party's interest in the Company;

(ii) merger, division or change in the form of organization of the Company;

(iii) suspension of the business operation of the Company, dissolution of the Company or the extension of the Joint Venture Term (as defined in Section 17.1);

(iv) mortgage of assets of the Company; and

(v) amendment of the Articles of Association.

(b) Decisions with respect to all other matters that require approval of the Board shall be adopted if they receive the affirmative votes of a simple majority of the directors.

SECTION 7 SUPERVISOR

7.1 Supervisor

(a) The Company shall not have a board of supervisors, but a supervisor shall be jointly appointed by the Parties.

(b) The term of the Supervisor shall be 3 years, renewable upon reappointment by the Parties.

(c) If the position of the Supervisor becomes vacant for any reason, the Parties shall jointly appoint a successor to serve out the remainder of the term. Where either Party finds that the Supervisor has violated PRC laws and regulations, or any provision of these Articles or the JV Contract, practiced favoritism or fraud, breached the Company's by-laws and rules, or is unable to perform all of his duties, or at the Parties' sole discretion, the Parties may at any time jointly remove the Supervisor and appoint another Supervisor as his successor. Appointments and removals shall be filed with the Examination and Approval Authority and registered with the SAIC to the extent required by law.

(d) The Supervisor shall not concurrently hold the position of director or Senior Managers in the Company.

7.2 Authorities of Supervisor

(a) monitor the financial affairs of the Company;

(b) supervise the actions of the directors and Senior Managers, and bring forward proposals for the removal of any director or

Senior Manager that violates any law, administrative regulation, these Articles or any resolution of the Broad;

(c) demand any director or Senior Manager to rectify acts that has injured the interests of the Company; and

(d) bring forward any other proposals to the Parties.

7.3 Liability of the Supervisor

(a) The independent and personal actions of Supervisor are not binding on the Company.

(b) The Supervisor is immune from personal liability for the actions in carrying out his/her duties as a supervisor, unless the actions violate these Articles, the JV Contract, PRC laws and the law governing the supervisor.

SECTION 8 MANAGEMENT OF THE COMPANY

8.1 Senior Managers.

The management organization of the Company shall consist of the following senior managers ("**Senior Managers**"): one General Manager, one financial manager **(Financial Manager)** and other officers that the Board may designate from time to time as being necessary for the operation of the Company. Without the prior permission of the Board, no Senior Manager shall be simultaneously employed by or seconded to any company, government department, or institution, other than the Company.

(a) The general manager shall be designated by Party B and appointed by the Board. The initial general manager shall be Feng Ying.

The general manager shall have the following powers:

(i) implementing the business plan approved by the Board;

(ii) formulating the rules and regulations of the Company;

(iii) implementing the resolutions of the board of directors;

(iv) executing, and if necessary, authorizing other Senior

Mangers to execute business contracts that do not exceed RMB 100,000 (contracts that exceed RMB 100,000 shall be signed jointly by the Chairman or his/her agent and the authorized representative that is approved by unanimous approval of the Board);

(v) reporting the Company's operation to the Board on a regular basis, including submitting a quarterly written business report;

(vi) drafting the annual budget plan and submit to the Board for approval;

(vii) hiring or dismissing other employees and draft the employment terms and welfare plans of the Senior Managers and all the employees, and submit to the Board for approval, and

(viii) implementing all other matters authorized by the Board within the scope of their authorized power.

(b) The Financial Manager shall be appointed by Party B.

(c) The Board shall have the right to dismiss any other Senior Manager for any reason at any time. If the General Manager or any of the other Senior Managers resigns, or is dismissed, or dies or becomes incapacitated, his successor shall be nominated and appointed in the same manner as stated in Section 8.1 above.

(d) The Senior Managers shall have no liability to the Company (and the Company shall indemnify them for any liabilities to third parties) for any acts performed in their official capacity except for such acts which constitute willful misconduct, fraud, gross negligence or violations of Law.

8.2 Financial Manager

The Financial Manager shall be responsible for and manage the financial and accounting work of the Company and shall examine and sign the financial plans, credit plans, accounting reports, and major expenditures of the Company. The Financial Manager shall keep true and accurate records and accounts and prepare quarterly financial reports for the Board and other periodic financial statements as required by the Board or applicable PRC Law. Such reports and

statements shall be prepared in Chinese and English. Both language versions shall have equal validity. The expense associated with any required translation shall be borne by the Company.

8.3 Quarterly Operational Reviews and Monthly Updates.

Every three months, the Company shall convene an operational meeting with representatives of the Parties to review the business and operations of the Company. During each calendar month in which such an operational review meeting does not take place, the Company shall convene a monthly update meeting with representatives of the Parties, which update meeting shall be shorter in duration, and less formal, than an operational meeting, and which may take place by way of a conference call or other similar means. The purpose of the monthly update meeting is for the General Manager (and any other relevant Senior Manager) to update the Parties of any material events relating to the Company.

8.4 Ethical Business Practices.

(a) Both of the Parties agrees that the Company shall be managed in accordance with the highest international business ethical standards and that no director of the Board, Senior Managers, other employees of the Company will be permitted to engage in any act which violates applicable Law relating to corruption, bribery, fraudulent behavior or any other criminal activity.

(b) The Company and its Senior Managers, directors, employees and agents shall engage only in legitimate business and ethical practices in commercial operations and in relation to government authorities. Neither the Company nor any of its Senior Managers, directors, employees or agents shall pay, offer, promise or authorize the payment, directly or indirectly, of any funds or anything of value to any official or employee of (or any person acting in an official capacity for or on behalf of) any government (including any department or agency), or state-owned or administered company or entity, public international organization, political party (or candidate or member of such party) for the purpose of influencing any act or decision, related to the Company, the Related Party, or any issues under these Articles, of such official or of the government to obtain or retain business, or direct business to any Person (any such act, a "**Prohibited Payment**"). A Prohibited Payment does not include the payment of reasonable and bona fide expenditures, such as travel and

lodging expenses, which are directly related to the promotion, demonstration or explanation of products or services, or the execution or performance of a contract with a government authority or agency thereof; provided that such payments are permissible under Law.

(c) Each of the Parties hereby represents to the other Parties that, in connection with the performance of its obligations under these Articles and the JV Contract, such Party, and its owners, directors, employees and agents, have not, and will not, pay, offer, promise or authorize, directly or indirectly, any Prohibited Payment.

(d) The Parties represent and warrant that they shall take such steps as may be appropriate to ensure that the Company complies with the provisions of this Section, which steps shall include the adoption and implementation of policies and procedures to ensure compliance with anti-bribery and anti-corruption Laws.

SECTION 9 FINANCIAL, ACCOUNTING AND AUDITING SYSTEM

9.1 Financial and Accounting System.

The financial and accounting system of the Company shall be formulated and adopted by the Board and shall be in accordance with the provisions of relevant officially published PRC Law, the particular circumstances of the Company and, to the extent permitted by applicable Law, those methods and principles that are consistent with international accounting standards and the operating and financial procedures and requirements of the Parties ("**Financial and Accounting System**"). The Financial and Accounting System, and changes thereto, shall be filed with the relevant PRC government departments for record.

9.2 Financial Year.

The financial year of the Company ("**Financial Year**") shall begin on January 1 and end on December 31 of each year; provided, however, that the first Financial Year of the Company shall commence on the Establishment Date and end on December 31 of that calendar year and the final Financial Year of the Company shall end on the date of dissolution of the Company.

9.3 Financial Matters and Reporting.

(a) All accounting vouchers, receipts, statements and account books of the Company shall be maintained at the Company's legal address and shall be written in Chinese with English language notes appended thereto.

(b) The Company shall use the RMB as its accounting unit. Cash, bank deposits and funds in other currencies, as well as outstanding claims and debts, gains, expenses and so forth in other currencies, shall be recorded in the actual currency in which they are acquired, incurred, received or disbursed, and converted into RMB for accounting purposes.

(c) The Company shall open RMB and foreign currency accounts with duly licensed financial institutions. The Company may also open foreign currency accounts outside of the PRC in accordance with the Foreign Exchange Regulations.

(d) The Company shall adopt the internationally used accrual basis and debit and credit accounting system in the keeping of accounts and shall apply those methods and principles that are permitted by the applicable PRC Law.

(e) The Company shall prepare financial statements in accordance with the Financial and Accounting System approved by the Board ("**PRC Financial Statements**"). The PRC Financial Statements shall be prepared in Chinese and English (both language versions having the same legal validity but, if there is any conflict between the two language versions, the Chinese version prevailing), shall be true and complete and shall fairly represent the financial position of the Company as of the date of each such statement and the results of operations for the fiscal period covered thereby.

(f) The Company shall use its best endeavors to assist Party B in preparing financial statements in a form acceptable under the US general accepted accounting principles (**"GAAP Statements"**). GAAP Statements shall be prepared in English and shall be derived from and reconciled with the PRC Financial Statements.

(g) The Company shall submit quarterly and annual Financial Statements to the Board within 20 Business Days after the last day of each calendar quarter or calendar year. An annual audit of the books and statements of the Company shall be made by the Independent Auditor, and reports of the audit shall be delivered to the Board and the Parties within three (3) months after the last day of each calendar year.

(h) The Company shall submit the annual PRC Financial Statements and the annual audit report of the Company to the finance and taxation authorities and to other governmental departments.

(i) The Company shall also prepare and submit monthly management accounts for the Company to each Party within 7 days after the end of each calendar month, such monthly accounts to be prepared by the financial manager in Chinese and English and in a form acceptable under international accounting standards.

(j) The Company shall make allocations from its after-tax profits to the Three Funds in such amount decided by the Board in accordance with applicable Law.

9.4 Independent Auditor.

The Board shall select an Independent Auditor to audit the Financial Statements of the Company and perform such other accounting and financial duties as required by PRC Law and the Board. The Independent Auditor selected by the Board shall be a Sino-foreign joint venture accounting firm registered in the PRC that is capable of performing accounting work meeting both PRC domestic accounting standards and international accounting standards and the procedures and requirements of the Parties. The initial auditor shall be selected from among the top four international accounting firms, or other accounting firm nominated by Party A and approved by Party B. If the Board determines that the Independent Auditor is unable to meet such standards, it may replace such Independent Auditor or retain another

auditor, at the Company's expense, to supplement or adjust the work of the Independent Auditor or to perform specific accounting or auditing tasks.

9.5 Audits by the Parties.

Each Party shall have the right at any time to retain independent accountants to audit the books and records of the Company at its own expense (unless the results of any such audit are significantly different from that conducted by the Independent Auditor and are accepted by the Board, in which case the expense shall be borne by the Company). The Company shall extend full cooperation to any such accountants and shall allow them full access to the books and records of the Company.

9.6 Taxes.

(a) The Company shall pay taxes in accordance with the relevant officially published PRC Law.

(b) The Parties shall apply to obtain the benefits for the Company, the Parties and all of their personnel of all of the applicable tax exemptions, reductions and preferences that are now or in the future become obtainable under the Law of the PRC and under any applicable treaties or international agreements to which the PRC may now be or may hereafter become a party.

(c) The depreciation period for the fixed assets of the Company shall be decided by the Board and reported to the tax authorities in accordance with the relevant provisions of PRC Law. If accelerated depreciation is desired, the Company shall apply to the relevant tax authorities for approval of accelerated depreciation for the assets in question.

SECTION 10 FOREIGN EXCHANGE

10.1 Foreign Exchange Matters.

All foreign exchange matters of the Company shall be handled in accordance with the provisions of the Foreign Exchange Regulations and the relevant officially published PRC Law.

10.2 Foreign Exchange Accounts.

The foreign exchange funds of the Company shall be transferable into the PRC and deposited in the foreign exchange account or accounts established by the Company with approved financial institutions within or outside of the PRC in accordance with the Foreign Exchange Regulations. All foreign exchange payments of the Company shall be paid out of the above-mentioned foreign exchange accounts in accordance with the Foreign Exchange Regulations after the payment of any PRC taxes that may be applicable. Any fees or costs (other than taxes) relating to the remittance abroad of such payments shall be borne by the Company.

SECTION 11 PROFITS DISTRIBUTION

11.1 Profits Distribution Policy.

The profits distribution policy of the Company shall be determined by the Board according to the contribution ratio of each Party, respectively.

SECTION 12 STAFF, WORKERS AND TRADE UNION

12.1 Employment Policies of the Company.

(a) Such matters as the employment, transfer, dismissal, resignation, wages, welfare benefits, labor insurance, labor protection and labor discipline of the staff and workers of the Company shall be handled according to applicable PRC Law.

(b) The Company shall sign individual labor contracts with each of its staff and workers. The form of the individual labor contract shall be filed with the Labor Bureau for the record if required by applicable Law.

(c) The Company shall have the right directly to recruit, hire and dismiss staff and workers. In all cases, the Company shall employ only those staff and workers who are sufficiently qualified for employment, as determined through examinations, and staff and workers may be hired provisionally for a probationary period.

(d) The salaries and welfare and other benefits of all personnel of the Company shall be determined by the Board in accordance with the principles set forth herein. All personnel shall receives salaries and welfare and other benefits from the Company

commensurate with their expertise and experience and in accordance with the assumptions set forth in the Business Plan.

(e) The Company shall have the right to impose the sanctions of warnings, demerits and salary reductions on the staff and workers who violate the rules and regulations and labor discipline of the Company in accordance with the applicable Law of the PRC. When the circumstances are serious, they may be dismissed. The dismissal of staff and workers shall be reported to the local labor department for the record.

(f) Such matters as the welfare benefits, bonuses, labor protection and labor insurance of the staff and workers shall be determined by the General Manager based on the recommendations of the Financial Manager according to the specific circumstances of the Company and with reference to relevant officially published PRC Law, and shall be stipulated in the individual labor contracts and various rules of the Company.

(g) In order to promote the economic strength of the Company and reward productivity and effective management, the Company may, consistent with the profitability of the Company, from time to time increase the wages of staff and workers and provide bonuses to any staff and workers commensurate with their efforts, expertise and experience. Increases in wages and bonuses shall be determined by the Board upon the joint recommendation of the General Manager and the Financial Manager.

12.2 Trade Union.

(a) For so long as required by PRC Law, the staff and workers of the Company shall have the right to establish a trade union organization and conduct trade union activities in accordance with applicable PRC Law.

(b) The trade union of the Company shall represent the interests of the staff and workers. Its tasks shall be to safeguard the rights and interests of the staff and workers in accordance with PRC Law, to assist the Company in its planning and rational utilization of its bonus and welfare funds, to organize staff and workers in political, professional, scientific and technical studies, to organize cultural and sports activities, and to

educate the staff and workers to observe labor discipline and work hard to fulfill the economic tasks of the Company.

(c) For so long as required by applicable PRC Law, the Company shall pay each month an amount equal to two percent of the total amount of the actual wages received by the PRC staff and workers of the Company for such month into the Company's trade union fund for such trade union's use in accordance with the relevant procedures of the PRC for the management of trade union funds.

SECTION 13 INSURANCE

13.1 Insurance.

The insurance shall be underwritten by an insurance company incorporated in the PRC. Details relating to insurance shall be determined by the Board.

SECTION 14 TERM, TERMINATION AND LIQUIDATION

14.1 Joint Venture Term.

(a) The term of operations of the Company (**"Joint Venture Term"**) shall be twenty years commencing on the Establishment Date.

(b) Prior to expiration of the Joint Venture Term, or any extension thereof, the Parties may agree to extend such term, subject to approval by the Examination and Approval Authority and the relevant requirements of Law. Negotiations for such extension shall begin not later than one year prior to the expiration of the Joint Venture Term (or extension thereof) of the Company and, subject to the successful conclusion of such negotiations, an application for extension shall be filed with the Examination and Approval authority not later than six months prior to the expiration of the Joint Venture Term.

14.2 Termination.

(a) The Company shall be dissolved and these Articles terminated in accordance with the procedures set forth in the Articles, the Joint Venture Law and other relevant PRC Laws if any of the

conditions or events set forth below shall occur and be continuing:

(i) upon the motion of any Party, if the Parties agree to dissolve the Company;

(ii) upon the motion of any Party, if the Company sustains losses significantly in excess of those estimated in the Budget in two consecutive years as a result of an Event of Force Majeure, making it impossible for the Company to operate;

(iii) upon the motion of any Party, if any Party is unable to perform any of its material obligations under these Articles for six consecutive months or more as the result of an Event of Force Majeure;

(iv) upon the motion of the non-breaching Party, if any PRC Party fails to perform any of its material obligations under these Articles or any of the Transaction Documents and such failure is not cured by the breaching party within one month of the delivery of a written notice stating specifically the manner in which the breaching Party has failed to perform and if, in the reasonable opinion of the non-breaching Party, such non-performance defeats the economic objectives of these Articles and of the establishment of the Company or creates a material risk of loss to the non-breaching Party or the Company, or materially and adversely affects the value of the non-breaching Party's interest in the Company;

(v) upon the motion of any affected Party, if any government authority having authority over the Company requires any provision of these Articles or any of the Transaction Documents to be revised in such a way as to cause significant adverse consequences to the Company or any Party;

(vi) upon the motion of any Party, if either of the conditions set forth below fail to be fulfilled within 120 days after the execution date of these Articles at any time thereafter;

(1) all of the Transaction Documents have been signed by the parties thereto and have become effective in accordance with the provisions thereof;

(2) the Company has received and obtained all Approvals which are required for the Company to perform the business activities contemplated by these Articles ;

(vii) upon the motion of any of the non-bankrupt Parties, if a Party becomes bankrupt, is the subject of proceedings for liquidation or dissolution, ceases to carry on business or becomes unable to pay its debts as they become due.

(viii) upon the business license not being issued within 130 days after the execution date of these Articles.

(b) Upon the motion of a Party to dissolve the Company pursuant to Section 14.2(a), the Parties shall cause their representatives on the Board to unanimously adopt a resolution to dissolve the Company. The Board shall apply to the Examination and Approval Authority for approval of such dissolution.

(c) After the Board resolves to dissolve the Company, the Company and the Parties shall take all reasonable steps to accomplish such dissolution in accordance with relevant, officially published and publicly available Laws.

SECTION 15 LIQUIDATION PROCEDURES

15.1 Liquidation of the Company.

(a) Upon the adoption by the Board of a motion to dissolve the Company, the Board shall immediately take steps to dissolve the Company and liquidate its assets in accordance with the then applicable PRC Law and the provisions of these Articles and the JV Contract.

(b) If the termination of the Company results from its merger, consolidation or other business combination with another Person, the Assets and liabilities of the Company shall be transferred, assumed and valued as provided in the contractual

arrangements with respect to such merger, consolidation or other business combination and applicable PRC Laws.

15.2 Liquidation Committee.

(a) Upon the early termination of the Company, the Board shall formulate liquidation procedures and principles, publish an announcement of the liquidation in accordance with relevant regulations, provide written notice of the liquidation to creditors of the Company and establish a liquidation committee ("**Liquidation Committee**"). The Liquidation Committee shall be composed of five members. Party A shall have the right to appoint two members and Party B shall have the right to appoint three members of the Liquidation Committee. Within ten Business Days after the Board adopts a motion to dissolve the Company, each Party shall deliver a notice to the other Parties stating the names of the members that it has appointed to the Liquidation Committee pursuant to its right set forth in this Section 18.2(a) and shall attach to such notice documentation evidencing that each such member has consented to serve on the Liquidation Committee. If any Party ("**Non-Appointing Party**") fails to deliver such notice within such ten Business Day period, then such Party shall forfeit its right to appoint any members to serve on the Liquidation Committee and each Party that has delivered such a notice shall have a proportional right to appoint the remaining members to the Liquidation Committee such that the total number of members shall equal five. Each member shall have one vote. A quorum for convening a meeting of the Liquidation Committee shall be five members. If such quorum is not present within one hour after the time appointed for the commencement of the meeting, the meeting shall be adjourned to such place and time (which is at least ten days later or such earlier date as shall be agreed by all of the members of the Liquidation Committee) as the members who did attend shall decide. If a quorum is not present within one hour after the time appointed for such adjourned meeting, any number of members of the Liquidation Committee shall constitute a quorum. All decisions of the Liquidation Committee shall be adopted by simple majority vote. The Company shall deliver to each member of the Liquidation Committee written notice of each meeting of the Liquidation Committee at least ten Business Days prior to the date of such meeting or such shorter period as agreed by all of the members of the Liquidation Committee.

(b) The tasks of the Liquidation Committee shall be to conduct a thorough survey of the property, claims and debts of the Company, draw up a balance sheet and inventory of assets, propose a basis for the valuation of the Company and formulate a liquidation plan, all of which shall be implemented after it has been submitted to and adopted by the Board and shall also be submitted to the Examination and Approval Authority for the record.

(c) During the period of liquidation, the Liquidation Committee shall represent the Company in any legal proceeding.

(d) The liquidation expenses and the remuneration to the members of the Liquidation Committee shall be paid with priority from the existing assets of the Company. The remaining proceeds shall be paid in the following order: (i) wages and labor insurance fees of the staff and workers, (ii) state taxes, and (iii) other liabilities, and (iv) to the Parties in accordance with the principle in 18.2 (e).

(e) If the Parties decide to liquidate the Company in accordance with these Articles , after the statutory expenses and all the unpaid debts to the third parties are paid, any remaining proceedings shall be distributed in a pro rata basis in accordance with the shareholding percentages of the Parties..

(f) After the liquidation of the Company is completed, the Liquidation Committee shall promptly submit a report thereon to a meeting of the Board for approval and submission to the Examination and Approval Authority for the record. The Liquidation Committee shall then carry out the procedures for turning in the Company's business license and canceling its registration at SAIC, and at the same time, make a public announcement of such actions.

SECTION 16 AMENDMENT AND MODIFICATION OF THESE ARTICLES

16.1 Amendment.

Amendments to these Articles must be made by a written agreement signed by both Parties in Chinese , and shall be submitted to the

Examination and Approval Authority for approval before they can become effective.

16.2 Changes in Law.

If, after the date when these Articles are signed, any central or local government organ of the PRC makes any change in any provision of any PRC Law, including amendment, supplementation or repeal of an existing Law, or introduction of a different interpretation or method of implementation of an existing Law (each, a "**Change**"), or promulgates a new Law (each, a "**New Provision**"), the following shall apply:

(a) If a Change or a New Provision is more favorable to the Company or any of the Parties than the relevant Law in effect on the date these Articles were signed (and the other Party is not materially and adversely affected thereby), the Company and the Parties shall promptly apply to receive the benefits of such Change or New Provision. The Company and the Parties shall use their best efforts to cause such application to be approved.

(b) If, after the Approval Date and because of such Change or New Provision, the economic benefits of the Company or of any Party under these Articles are materially and adversely affected, directly or indirectly, then these Articles shall continue to be implemented in accordance with its original terms. If the adverse effect on the Company's or on any Party's economic interests cannot be resolved pursuant hereto, upon notice by the affected Party to the other Party, the Parties shall consult promptly and make all such amendments to these Articles as are required to maintain the affected Party's economic benefits hereunder provided that such amendments shall be made without prejudicing the other party, or at least by equitably adjusting the benefits for each Party.

SECTION 17 EFFECTIVENESS OF THESE ARTICLES AND MISCELLANEOUS

17.1 Approval of these Articles. These Articles shall be submitted to the Examination and Approval Authority and shall come into force on the Approval Date.

17.2 Language. These Articles are written in Chinese in six counterparts.

17.3 Notices. Each notice, demand or other communication given, delivered or made under these Articles shall be in writing and delivered or sent to the relevant Party or Parties at the address or fax number set out below (or such other address or fax number as the addressee has by ten days' prior written notice specified to the other Party).

If to the Party A: **Kunming Television Station**

Attention:	Mr. Lü Yongping
Telephone Number:	(86)-0871-5392198
Fax:	(86)-0871-5392188
Address:	No. 198, Danxia Road, Kunming City, Yunnan Province;

If to Party B: 广告网络有限公司 **(Advertising Networks Limited)**

Attention:	Mr. Li Shuangqing
Telephone Number:	(86)-010-84549851
Fax:	(86)-010-84477246
Address:	Suite A-16E, Oriental Kenzo, No. 48, Dongzhimenwai Avenue, Dongcheng District, Beijing.

Each notice, demand or other communication to be given, delivered or made pursuant to this Section 17.3 shall be deemed so given, delivered or made (i) if sent by registered or certified mail within one country on the third Business Day after such notice, demand or communication, addressed as above provided, is delivered to a post office and a receipt therefor is issued thereby, (ii) if sent by registered or certified mail to another country on the tenth Business Day after such notice, demand or communication, addressed as above provided, is delivered to a post office and a receipt therefor is issued thereby, (iii) if sent by courier or personnel delivery, when such notice, demand or communication is delivered to the appropriate address as above provided, and (iv) if sent by facsimile, when such notice, demand or communication is transmitted to the appropriate facsimile number as above provided and the relevant report for the successful transmission is given.

17.4 Severability. In the event any one or more of the provisions contained in these Articles should be held under any applicable Law to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in

any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

17.5 Interpretation.

(a) "Include," "including," "are inclusive of" and similar expressions are not expressions of limitation and shall be construed as if followed by the words "without limitation."

(b) References to any government ministry, agency, department or authority shall be construed as references to the duly appointed successor ministry, agency, department or authority of such ministry, agency, department or authority where the context permits.

(c) A reference in these Articles to a document "in the agreed form" is to a document agreed by the Parties and initiated by them for identification purposes as of the date of these Articles.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused their respective representatives to execute these Articles as of the date first above written.

Kunming Television Station

(Company Seal)

By: ______________________
Name:
Title:

(Advertising Networks Limited)

By: ______________________
Name:
Title:

APPENDIX 1

List of Contributed Assets

APPENDIX 2

LIST OF CONTRIBUTED ASSETS

List of Contributed Assets

Assets owner: Kunming TV Station

RMB yuan

Number	Serial	Name	Type	Quantity	Time per Unit(M)	Total Time(M)	Appraisal Value
1	323	今日科技在线	Feature	363	30	10890	
2	324	艾滋病	Feature	3	60	180	
3	325	诗歌画	Feature	87	30	2610	
4	326	微波美食	Feature	48	30	1440	
5	327	剪发系列	Feature	3	30	90	
6	328	时尚漫谈	Feature	11	30	330	
7	329	中国川菜	Feature	40	30	1200	
8	330	疯狂广告	Feature	14	30	420	
9	332	与健康同行	Feature	1	30	30	
10	333	前线医生	Feature	1	30	30	
11	334	名医大会诊	Feature	25	30	750	
12	335	健康伴侣	Feature	22	30	660	
13	336	惊心动魄	Feature	20	60	1200	
14	337	运动与挑战	Feature	18	60	1080	
15	338	运动与发现	Feature	12	60	720	
16	339	自由搏击	Feature	3	60	180	
17	340	特技	Feature	20	60	1200	
18	341	柯达奥运飞跃之旅	Feature	16	30	480	
19	342	国际赛车杂志	Feature	28	30	840	
20	343	深圳国际资料传播中心节目带	Feature	3	60	180	
21	344	市八届四次会议代表回答物价问题	Feature	1	60	60	
22	345	教师万岁	Feature	1	60	60	
23	346	抗洪报告会	Feature	3	60	180	
24	347	罗旭的小院	Feature	1	60	60	
25	348	凝固的神话	Feature	1	60	60	
26	349	风雨十年路	Feature	1	60	60	
27	350	左江岸画	Feature	1	60	60	
28	351	党旗下的誓言	Feature	5	60	300	
29	352	人和大地	Feature	3	60	180	
30	353	英语日常会话	Feature	3	60	180	
31	354	昆明春城	Feature	1	60	60	
32	356	中国烟台	Feature	1	60	60	
33	357	长征路上谱新篇	Feature	1	60	60	
34	358	好梦成真	Feature	1	60	60	
35	359	无情不敢走天涯	Feature	1	60	60	
36	360	白雪深情峨眉山	Feature	1	60	60	
37	361	绿色门栓	Feature	1	60	60	
38	362	亩竹箐	Feature	1	60	60	
39	363	青春献八五贡献在春城主题演讲	Feature	1	60	60	
40	364	绿之梦	Feature	1	60	60	
41	365	土地局专题	Feature	1	60	60	
42	366	春城文明思想探索	Feature	1	60	60	
43	367	对歌	Feature	1	60	60	
44	368	故乡人民的怀念	Feature	1	60	60	
45	369	艺魂惊五洲	Feature	1	60	60	
46	370	春之恋	Feature	1	60	60	
47	371	黄龙奇观	Feature	1	60	60	
48	372	武昌鱼	Feature	1	60	60	
49	373	云南大学生重走长征路	Feature	1	60	60	
50	374	在奇妙的光影中	Feature	1	60	60	
51	375	螳螂川的启示	Feature	1	60	60	
52	376	红塔山杯设备知识竞赛	Feature	1	60	60	
53	377	95年8月1日晚会	Feature	1	60	60	

Number	Serial	Name	Type	Quantity	Time per Unit(M)	Total Time(M)	Appraisal Value
54	378	世纪行道路篇	Feature	1	60	60	
55	380	联想环球影视地方版	Feature	3	60	180	
56	381	电影启示录	Feature	7	60	420	
57	382	宝岛风情	Feature	18	60	1080	
58	383	三峡风光系列专题	Feature	10	60	600	
59	384	狮城面面观	Feature	4	60	240	
60	385	避暑山庄	Feature	6	60	360	
61	386	欧洲风光	Feature	10	60	600	
62	387	西欧风情	Feature	2	60	120	
63	388	走向莫高窟	Feature	1	60	60	
64	389	环球游踪	Feature	10	60	600	
65	390	五洲风情	Feature	26	60	1560	
66	391	中国风光	Feature	3	60	180	
67	392	好莱坞大揭底	Feature	13	60	780	
68	393	电影与电影人	Feature	10	60	600	
69	394	音乐与电影	Feature	8	60	480	
70	395	音乐与电影	Feature	32	20	640	
71	396	中国电视吉尼斯	Feature	55	60	3300	
72	397	中国影视名人录访录	Feature	10	60	600	
73	398	影视漫谈	Feature	10	60	600	
74	399	精牌三人行	Feature	62	60	3720	
75	400	文艺新乐新节拍	Feature	17	60	1020	
76	401	中国青春歌手擂台赛	Feature	8	60	480	
77	402	吉尼斯	Feature	19	60	1140	
78	403	捐款	Feature	1	20	20	
79	404	风雨同舟	Feature	2	20	40	
80	406	时尚沙龙	Feature	1	20	20	
81	407	乡村教师	Feature	1	20	20	
82	408	香水瓶	Feature	1	20	20	
83	409	夏威夷酒楼	Feature	1	20	20	
84	410	牡丹卡	Feature	1	20	20	
85	411	嵩明高原上的明珠	Feature	1	20	20	
86	412	银盾在这里闪光	Feature	1	20	20	
87	413	民族歌舞节目	Feature	1	60	60	
88	414	革命历史影片	Feature	1	60	60	
89	415	北京台生活百科	Feature	1	60	60	
90	416	趣味物理试验	Feature	1	60	60	
91	417	识我名城爱我昆明	Feature	1	60	60	
92	418	万绿丛中一点红	Feature	1	60	60	
93	419	荧屏趣事	Feature	1	60	60	
94	420	穿着打扮	Feature	3	60	180	
95	421	交响乐D小调第九合唱乐	Feature	3	60	180	
96	422	持家有方	Feature	3	60	180	
97	423	生活美容	Feature	2	60	120	
98	424	中国专题--中国烟台	Feature	1	60	60	
99	425	海外科技报道	Feature	18	60	1080	
100	426	尼克乐园	Feature	3	60	180	
101	427	尼克知识乐园	Feature	3	60	180	
102	428	科教剧场	Feature	11	60	660	
103	429	人人健康	Feature	8	60	480	
104	430	品头论足	Feature	1	60	60	
105	431	风云时尚	Feature	1	60	60	
106	432	鲁豫有约	Feature	27	60	1620	
107	433	高原尖兵	Feature	1	20	20	
108	434	银贷之友	Feature	1	20	20	
109	435	今日生活	Feature	1	20	20	

Number	Serial	Name	Type	Quantity	Time per Unit(M)	Total Time(M)	Appraisal Value
110	436	百年婚恋	Feature	8	60	480	
111	437	云海丰碑	Feature	1	60	60	
112	438	昆明市少数民族运动会	Feature	1	60	60	
113	439	走进春天02年元旦、春节文化活动	Feature	1	60	60	
114	440	螳螂川之旅	Feature	1	90	90	
115	441	散文音乐电视	Feature	1	30	30	
116	442	作品展	Feature	1	30	30	
117	444	科技小百科	Feature	2	60	120	
118	445	休闲时空	Feature	4	60	240	
119	446	社会特写	Feature	12	30	360	
120	447	走进春天	Feature	1	90	90	
121	448	纪念毛泽东文艺座谈会上的讲话	Feature	1	90	90	
122	449	20世纪备忘录	Feature	30	60	1800	
123	450	第二次世界大战实录	Feature	14	60	840	
124	451	寻找它乡的故事	Feature	20	60	1200	
125	452	中国人眼中的世界	Feature	8	60	480	
126	453	毛泽东	Feature	12	60	720	
127	454	共和国之魂	Feature	5	60	300	
128	455	美国纪事	Feature	10	60	600	
129	456	海湾战事	Feature	3	60	180	
130	457	美国晚间文摘	Feature	13	60	780	
131	458	潮流一派	Feature	1	60	60	
132	459	音乐与电影	Feature	1	60	60	
133	460	环球娱乐圈	Feature	4	60	240	
134	461	吃人的野生动物	Feature	1	20	20	
135	462	中国娱乐特快	Feature	123	30	3690	
136	463	张俊与最新音乐电视	Feature	4	30	120	
137	464	军事全接触	Feature	6	60	360	
138	465	世纪行--意志行	Feature	1	60	60	
139	466	冯白驹	Feature	1	60	60	
140	467	画家笔下的云南	Feature	1	60	60	
141	468	烟台	Feature	1	60	60	
142	469	春城技巧	Feature	1	60	60	
143	471	苍桑	Feature	1	60	60	
144	472	名城扎西	Feature	1	20	20	
145	473	造形艺术	Feature	1	60	60	
146	474	坚实的脚步	Feature	1	60	60	
147	475	敢问路在何方	Feature	1	60	60	
148	476	官渡区第二届运动会开幕式	Feature	1	60	60	
149	477	凤凰山	Feature	1	60	60	
150	478	罗埠茶馆	Feature	1	60	60	
151	479	政协委员谈建设开发区	Feature	1	60	60	
152	480	96世界汽车拉力赛	Feature	1	60	60	
153	481	一二一运动纪念活动	Feature	1	60	60	
154	482	大海在呼唤	Feature	1	60	60	
155	483	梦绕山之麓	Feature	1	60	60	
156	484	云南花卉第一村--斗南	Feature	1	20	20	
157	485	交通法规知识竞赛	Feature	2	60	120	
158	486	我的小插花	Feature	1	60	60	
159	487	傣家女导游	Feature	1	20	20	
160	488	奥运会知识	Feature	1	60	60	
161	489	劳改系统演出	Feature	1	60	60	
162	490	春梦姑娘	Feature	1	20	20	
163	491	游览海底世界	Feature	1	60	60	
164	492	在春城的舞台上	Feature	1	60	60	
165	493	世界知识竞赛	Feature	2	60	120	

Number	Serial	Name	Type	Quantity	Time per Unit(M)	Total Time(M)	Appraisal Value
166	494	春城第二届国际旅游节	Feature	1	30	30	
167	495	十五大中委见面会	Feature	1	60	60	
168	496	十五大开幕	Feature	2	60	120	
169	497	十五大闭幕式	Feature	1	60	60	
170	498	99世博会	Feature	1	60	60	
171	499	美丽的石林	Feature	1	60	60	
172	500	江泽民七一讲话	Feature	3	60	180	
173	501	中央台节目--99年	Feature	1	60	60	
174	502	一四一爆炸性案--东方时空	Feature	1	60	60	
175	503	劳模报告团	Feature	1	60	60	
176	504	胡耀邦同志追悼会	Feature	1	60	60	
177	505	春天，您好	Feature	2	60	120	
178	506	国宝云子	Feature	1	20	20	
179	507	马力教师节电视讲话	Feature	1	20	20	
180	508	昆明在改革中前进	Feature	1	60	60	
181	509	昆明市大亚九杯设备知识竞赛	Feature	1	60	60	
182	511	中国都市	Feature	10	60	600	
183	512	贵州西部风光	Feature	1	60	60	
184	513	妈妈，您笑了	Feature	1	60	60	
185	514	大自然奥秘	Feature	1	60	60	
186	515	黄土情	Feature	1	60	60	
187	516	红极一时的日本体操名将	Feature	1	60	60	
188	517	六一小专题	Feature	1	60	60	
189	518	奔向彩虹	Feature	1	60	60	
190	519	春城文化	Feature	1	60	60	
191	520	欢迎中国女排	Feature	1	60	60	
192	521	莫斯科博物馆珍宝	Feature	1	60	60	
193	522	奇迹就在我们中间	Feature	1	60	60	
194	523	美哉，威海	Feature	1	60	60	
195	524	天隅一方	Feature	1	60	60	
196	525	古镇官渡	Feature	1	60	60	
197	526	冬食小叙	Feature	1	60	60	
198	527	电视系列片	Feature	1	60	60	
199	528	通往战火硝烟的路上	Feature	2	60	120	
200	529	欧洲之旅	Feature	1	60	60	
201	530	红军长征过昆明	Feature	1	60	60	
202	531	如意宝地--迪庆	Feature	1	60	60	
203	532	春漫龙门	Feature	1	60	60	
204	533	我们的德昂兄弟	Feature	1	60	60	
205	534	高原花卉	Feature	1	20	20	
206	535	滇池湖畔话春城	Feature	1	60	60	
207	536	他们从这里走向战场	Feature	1	60	60	
208	537	综艺大观--石林现场	Feature	1	60	60	
209	538	石林寻谜	Feature	1	60	60	
210	539	六次党代会报告	Feature	1	20	20	
211	540	嵩明皮家营茶花	Feature	1	20	20	
212	541	金马场	Feature	1	20	20	
213	542	腾冲沙坝林场	Feature	1	20	20	
214	543	金殿茶花	Feature	1	20	20	
215	544	奔向大海	Feature	1	60	60	
216	545	金利美食廊	Feature	1	60	60	
217	546	幸福者之爱	Feature	1	60	60	
218	547	向贫困宣战	Feature	2	60	120	
219	548	谁领风骚	Feature	1	60	60	
220	549	世纪行国结篇	Feature	1	60	60	
221	550	回荡在山谷的歌声	Feature	1	60	60	

Number	Serial	Name	Type	Quantity	Time per Unit(M)	Total Time(M)	Appraisal Value
222	551	珠江源头第一城	Feature	1	60	60	
223	553	十年潮	Feature	2	60	120	
224	554	南雅之音	Feature	1	60	60	
225	555	乡俗旗人	Feature	1	60	60	
226	556	太阳神民族异彩展演赛	Feature	2	60	120	
227	557	欢乐的幼儿园	Feature	2	60	120	
228	558	生活线上的卫士	Feature	1	60	60	
229	559	乐百氏智慧迷宫	Feature	1	60	60	
230	560	他没有倒在战场	Feature	1	60	60	
231	561	春夏风雨曲	Feature	1	60	60	
232	562	峡谷深处的小站	Feature	1	60	60	
233	563	崛起的丰碑	Feature	1	20	20	
234	564	十岁	Feature	1	60	60	
235	565	遗憾	Feature	1	60	60	
236	566	少儿节目	Feature	1	60	60	
237	567	晨雾	Feature	1	60	60	
238	568	云南各族人民心中的周总理	Feature	1	60	60	
239	569	鹤翔长空	Feature	1	60	60	
240	570	中国绵阳	Feature	1	60	60	
241	571	昆明大学—学生社会活动	Feature	1	20	20	
242	573	英国女皇游昆明	Feature	1	20	20	
243	574	奉献者之歌	Feature	1	60	60	
244	575	醉美哉 海南岛	Feature	1	60	60	
245	576	让世界充满爱	Feature	1	60	60	
246	578	见到大姐想起总理	Feature	1	60	60	
247	579	富民国税局	Feature	1	20	20	
248	580	前进中的昆明电视台	Feature	1	60	60	
249	581	弥勒寺人行天桥	Feature	1	60	60	
250	582	我们的节日	Feature	1	60	60	
251	583	秋天的音符	Feature	1	60	60	
252	584	佛乡	Feature	1	60	60	
253	585	亚运之光在昆	Feature	1	20	20	
254	586	洛阳牡丹甲天下	Feature	1	20	20	
255	588	神秘的木沙椤林	Feature	1	60	60	
256	589	苏联远东掠影	Feature	1	60	60	
257	590	中国昆明犬	Feature	2	60	120	
258	591	富民县—托起明天的太阳	Feature	1	20	20	
259	592	人物专访—金铁林	Feature	1	20	20	
260	593	中国之最—征服饥饿的人们	Feature	1	60	60	
261	594	走向世界的云南	Feature	1	60	60	
262	595	铺架钢铁巨龙的人	Feature	1	20	20	
263	596	撒尼人家	Feature	1	20	20	
264	597	云南山茶更鲜艳	Feature	1	60	60	
265	598	澜沧江	Feature	1	60	60	
266	599	失街亭，空城计	Feature	2	60	120	
267	600	赢得高原的阳光	Feature	3	60	180	
268	601	奥运会知识	Feature	1	60	60	
269	602	献给边疆油田	Feature	1	60	60	
270	605	五彩缤纷云南	Feature	1	60	60	
271	606	遗传与优生	Feature	1	60	60	
272	607	守护阳光---访北京路派出所	Feature	1	60	60	
273	608	市民广场	Feature	3	60	180	
274	609	澳大利亚回归纪实资料	Feature	8	60	480	
275	610	“富民兴滇”陈张良报告	Feature	2	60	120	
276	611	丹佛市代表团访昆	Feature	2	20	40	
277	612	昆明大学广告设划课	Feature	1	20	20	

Number	Serial	Name	Type	Quantity	Time per Unit(M)	Total Time(M)	Appraisal Value
278	613	昆明煤气送气纪实	Feature	1	20	20	
279	614	发展行业优势，搞好横向开拓	Feature	1	20	20	
280	617	十三大赵紫阳答中外记者问	Feature	1	60	60	
281	618	十三大西藏代表答中外记者问	Feature	1	60	60	
282	619	故乡人民的怀念	Feature	1	60	60	
283	620	昆明市第八届人大第五次会议专题新闻	Feature	1	60	60	
284	621	春城透视参评带	Feature	1	60	60	
285	623	国庆五十周年阅兵式	Feature	2	90	180	
286	624	世界旅游探险	Feature	29	60	1740	
287	625	澜沧江	Feature	1	60	60	
288	626	健康伴侣	Feature	2	60	120	
289	627	美国晚间电视文摘	Feature	23	60	1380	
290	628	音乐与电影	Feature	2	60	120	
291	629	新时尚报道	Feature	4	60	240	
292	630	版纳行	Feature	7	20	140	
293	631	云南美丽的地方	Feature	1	20	20	
294	632	人物类	Feature	8	60	480	
295	633	专题类	Feature	5	60	300	
296	634	九乡英烈（上）	Feature	1	60	60	
297	635	九乡英烈（下）	Feature	1	60	60	
298	637	香港印象系列片	Feature	2	20	40	
299	638	西藏的诱惑	Feature	1	20	20	
300	639	昆明市公安局	Feature	1	20	20	
301	640	社会办医疗卫生扶贫工作下乡	Feature	1	20	20	
302	641	昆明又在生物医药方面开辟新领域	Feature	1	20	20	
303	642	音乐风光	Feature	1	60	60	
304	643	官渡台	Feature	1	20	20	
305	644	情曌	Feature	1	20	20	
306	645	采访李总队长	Feature	1	20	20	
307	646	小聪母液96与你共创辉煌	Feature	1	20	20	
308	648	昆明重机厂	Feature	1	20	20	
309	649	城市走廊	Feature	1	20	20	
310	650	咸后驻昆办事处录像室	Feature	2	20	40	
311	651	昆明重工出口英国的窨井盖板	Feature	1	20	20	
312	652	重特厂	Feature	1	20	20	
313	653	省纪委电视教育录制中心	Feature	1	20	20	
314	654	洋话连篇	Feature	301	60	18060	
315	656	军事全接触	Feature	6	60	360	
316	657	疯狂说英语	Feature	14	60	840	
317	658	环球高科技视窗	Feature	16	60	960	
318	660	皮特兄弟奇遇记	Feature	18	60	1080	
319	661	克拉莉莎	Feature	11	60	660	
320	662	智者为王	Feature	19	60	1140	
321	663	才富大考场	Feature	35	60	2100	
322	664	造星工厂	Feature	11	60	660	
323	665	三星娱乐	Feature	13	60	780	
324	666	数学生活	Feature	60	60	3600	
325	667	T8生活娱乐	Feature	1	60	60	
326	668	流行天下	Feature	2	60	120	
327	669	音乐战国	Feature	11	60	660	
328	670	我猜我猜我猜猜	Feature	11	90	990	
329	671	娱乐中心	Feature	3	90	270	
330	672	洋话连篇	Feature	1	20	20	
331	673	造星工厂	Feature	1	60	60	
332	674	开心蒙太奇	Feature	1	20	20	
333	675	欢乐总动员	Feature	193	90	17370	

Number	Serial	Name	Type	Quantity	Time per Unit(M)	Total Time(M)	Appraisal Value
334	676	娱乐特快	Feature	37	60	2220	
335	677	娱乐特快	Feature	6	30	180	
336	678	神奇地球	Feature	225	60	13500	
337	679	美术之路	Feature	13	60	780	
338	680	高考指要	Feature	1	60	60	
339	681	白天社教节目	Feature	13	60	780	
340	682	科海拾贝	Feature	10	20	200	
341	683	现代交际英语	Feature	10	60	600	
342	684	健康伴侣	Feature	2	20	40	
343	686	街头巷尾	News	16	60	960	
344	687	街头巷尾	News	3	20	60	
345	688	昆明新闻	News	6	60	360	
346	689	昆明新闻县（市）区版	News	17	60	1020	
347	693	昆明新闻	News	728	20	14560	
348	670	我猜我猜我猜猜 Guess show	Feature	11	90	990	
349	694	昆明新闻县（市）区版 Kunming News	News	198	20	3960	
350	695	今晚810（资料带）Today 810	News	4	60	240	
351	696	今晚811（资料带）Today 811	News	22	60	1320	
352	697	街头巷尾	News	17	60	1020	
353	698	街头巷尾	News	5	20	100	
354	699	晚间关注（每盘三期）	News	88	60	5280	
355	700	晚间关注（每盘二期）	News	55	63	3465	
356	701	晚间关注（每盘一期）	News	196	63	12348	
357	702	新闻播出带	News	4	60	240	
358	703	昆明新闻	News	798	60	47880	
359	704	专题新闻	News	1	20	20	
360	706	安宁县广播站	News	1	20	20	
361	707	晋宁县新闻	News	1	20	20	
362	708	昆明幼师新闻	News	1	20	20	
363	709	昆明陆军学院新闻	News	1	20	20	
364	710	电视小品《未来女婿》	Comedy Show	1	60	60	
365	711	计划生育大赛小品	Comedy Show	1	60	60	
366	712	99春节晚会歌舞	Concert	1	60	60	
367	713	相声晚会	Comedy Show	1	60	60	
368	714	滇王梦	Opera	2	60	120	
369	715	花田错	Opera	2	60	120	
370	716	三岔口	Opera	2	60	120	
371	717	救风尘	Opera	2	60	120	
372	718	古城会，搜孤救孤，赤桑镇	Opera	2	60	120	
373	719	铁弓缘	Opera	3	60	180	
374	720	林冲雪夜歼仇记	Opera	3	60	180	
375	721	荒山泪	Opera	2	60	120	
376	722	借东风	Opera	2	60	120	
377	723	穆桂英大战洪州	Opera	3	60	180	
378	724	锁麟囊	Opera	3	60	180	
379	725	八五花洞，时迁盗甲	Opera	2	60	120	
380	726	孔雀东南飞	Opera	2	60	120	
381	727	拾玉镯，屈家庄	Opera	2	60	120	
382	728	徐策跑城，春秋配，钟馗嫁妹	Opera	3	60	180	
383	729	群英会，借东风	Opera	5	60	300	
384	730	四挑滑车，汾河湾	Opera	2	60	120	
385	731	一匹布，春秋配	Opera	2	60	120	
386	732	龙江颂	Opera	3	60	180	
387	733	梅兰芳的舞台艺术	Opera	4	60	240	
388	734	连环套	Opera	3	60	180	
389	735	长坂坡	Opera	2	60	120	

Number	Serial	Name	Type	Quantity	Time per Unit(M)	Total Time(M)	Appraisal Value
390	736	香闺梦林，李陵碑	Opera	2	60	120	
391	737	战宛城	Opera	2	60	120	
392	738	霸王别姬	Opera	1	60	60	
393	739	华容道	Opera	1	60	60	
394	740	虹霓关，赠绨袍	Opera	1	60	60	
395	741	生死恨，罢宴	Opera	1	60	60	
396	742	金玉奴	Opera	1	60	60	
397	743	追韩信	Opera	1	60	60	
398	744	盗魂铃	Opera	1	60	60	
399	745	京剧的化妆	Opera	1	60	60	
400	746	京剧的丑角	Opera	1	60	60	
401	747	京剧联唱	Opera	1	60	60	
402	748	神奇的古典戏曲	Opera	1	60	60	
403	749	法门寺	Opera	1	60	60	
404	750	甘露寺	Opera	1	60	60	
405	751	响马传	Opera	3	60	180	
406	752	伍子胥	Opera	3	60	180	
407	753	问樵闹府，打棍出箱	Opera	2	60	120	
408	754	萧何月下追韩信	Opera	2	60	120	
409	755	捉放曹	Opera	2	60	120	
410	756	海端罢官	Opera	2	60	120	
411	757	审头刺汤	Opera	2	60	120	
412	758	九州戏苑	Opera	1	60	60	
413	759	戏苑百家	Opera	1	60	60	
414	760	艳阳楼	Opera	2	60	120	
415	761	戏曲	Opera	3	60	180	
416	762	十三妹	Opera	2	60	120	
417	763	昆明地区京剧汇演	Opera	1	60	60	
418	764	彩楼汇	Opera	3	60	180	
419	765	战北原	Opera	3	60	180	
420	766	古城会	Opera	2	60	120	
421	767	勘玉钏	Opera	2	60	120	
422	768	红色娘子军	Opera	2	60	120	
423	769	遇皇后，打龙袍	Opera	2	60	120	
424	770	六月雪	Opera	2	60	120	
425	771	怜香伴	Opera	3	60	180	
426	772	金玉奴	Opera	3	60	180	
427	773	白鹿额娘	Opera	2	60	120	
428	774	飞虎山	Opera	3	60	180	
429	775	96奥运开幕	Sports	4	60	240	
430	776	96奥运开幕式	Sports	4	60	240	
431	777	滇剧《瘦马御史》	Opera	1	136	136	
432	778	京剧戏曲	Opera	33	60	1980	
433	779	云海丰碑	Dance drama	1	90	90	
434	780	走向世界的云南	Dance drama	3	60	180	
435	781	舞剧《蝴蝶泉》	Dance drama	1	60	60	
436	782	现代舞	Dance	2	60	120	
437	783	彩云南现云南民族舞蹈集锦	Dance	1	60	60	
438	784	西部摇滚舞	Dance	1	60	60	
439	785	现代舞	Dance	1	60	60	
440	786	全国八城市电视台闹元宵晚会	Concert	1	60	60	
441	787	98年春节联欢晚会	Concert	4	60	240	
442	788	国庆五十周年晚会	Concert	2	60	120	
443	789	国庆五十周年文艺晚会	Concert	5	60	300	
444	790	文化部96春节晚会	Concert	4	60	240	
445	791	春天畅想曲	Concert	3	60	180	

Number	Serial	Name	Type	Quantity	Time per Unit(M)	Total Time(M)	Appraisal Value
446	792	96公安部春节晚会	Concert	2	60	120	
447	793	96正月正晚会	Concert	2	60	120	
448	794	96联欢晚会	Concert	5	60	300	
449	795	99晚会相声与小品	Concert	1	60	60	
450	796	文化部2000年春节晚会	Concert	3	60	180	
451	797	新年新文艺晚会	Concert	2	60	120	
452	798	2001年元宵晚会	Concert	2	60	120	
453	799	2001年春节联欢晚会	Concert	2	60	120	
454	800	2002年春节联欢晚会	Concert	4	60	240	
455	801	文化部2002年春节电视晚会	Concert	3	60	180	
456	802	喜庆中国2002春节歌舞晚会	Concert	3	60	180	
457	803	杜鹃山	Concert	3	60	180	
458	804	世界文艺荟萃	literature and art	14	60	840	
459	805	歌手	literature and art	4	60	240	
460	806	93年歌舞荟萃	literature and art	1	60	60	
461	807	我和的的祖国	literature and art	1	60	60	
462	808	晚会素材小品	literature and art	4	60	240	
463	809	92年春节小品	literature and art	2	60	120	
464	810	黄宏、宋丹丹小品	literature and art	2	60	120	
465	811	中国杂技精萃	literature and art	1	60	60	
466	812	文艺晚会	literature and art	1	60	60	
467	813	94辉煌大型文艺晚会	literature and art	4	60	240	
468	814	孟庭苇MTV	literature and art	2	60	120	
469	815	陈百祥专辑	literature and art	2	60	120	
470	816	万利金曲	literature and art	2	60	120	
471	817	现代京剧OK	literature and art	1	60	60	
472	818	92元旦、春节歌曲	literature and art	2	60	120	
473	819	金牌影视金曲	literature and art	2	60	120	
474	820	美国海魂插曲	literature and art	4	60	240	
475	821	庆祝八一建军怀旧金曲	literature and art	1	60	60	
476	822	钢琴协奏曲	literature and art	1	60	60	
477	823	世界园开园式	literature and art	2	60	120	
478	824	民歌专辑	literature and art	3	60	180	
479	825	MTV	literature and art	3	60	180	
480	826	音乐磁场	literature and art	2	60	120	
481	827	通俗歌曲	literature and art	2	60	120	
482	828	龙碟--艺术圣殿的囚徒	literature and art	2	60	120	
483	829	MICHAEL TACRSON	literature and art	2	60	120	
484	830	民歌荟萃	literature and art	2	60	120	
485	831	中国电视金曲	literature and art	2	60	120	
486	832	海底外国歌曲精选	literature and art	2	60	120	
487	833	校园歌曲	literature and art	2	60	120	
488	834	柔情金曲选	literature and art	2	60	120	
489	835	碟圣	literature and art	2	60	120	
490	836	谭咏麟、张国荣难忘金曲	literature and art	3	60	180	
491	837	中华英豪MTV	literature and art	2	60	120	
492	838	迪斯科	literature and art	3	60	180	
493	839	迪斯科	literature and art	1	20	20	
494	840	９３年首届体育舞蹈大赛	literature and art	3	60	180	
495	841	老年迪斯科	literature and art	2	60	120	
496	842	标准舞	literature and art	1	60	60	
497	843	叶玉卿	literature and art	1	60	60	
498	844	陈惠娴	literature and art	1	60	60	
499	845	欢乐影车	literature and art	1	60	60	
500	846	以同志的名义	literature and art	2	60	120	
501	847	东西南北中闹新春	literature and art	1	60	60	

Number	Serial	Name	Type	Quantity	Time per Unit(M)	Total Time(M)	Appraisal Value
502	848	建党八十周年---红旗颂	literature and art	2	60	120	
503	849	世纪爱心---情系西部，共享母爱	literature and art	2	60	120	
504	850	情深谊长---央视赴椽坊演出	literature and art	4	60	240	
505	851	大地飞歌	literature and art	2	60	120	
506	852	放歌鲜乡	literature and art	1	60	60	
507	853	2001世纪之春	literature and art	1	60	60	
508	854	2001年周末夜话	literature and art	1	60	60	
509	855	世纪艺术精典晚会	literature and art	2	60	120	
510	856	2000年春节联欢晚会	literature and art	4	60	240	
511	857	让世界充满了爱	literature and art	2	60	120	
512	858	宜昌文艺	literature and art	1	60	60	
513	859	鼓曲新韵晚会	literature and art	1	60	60	
514	860	风风火火的人生	literature and art	1	60	60	
515	861	世界名曲音乐会	literature and art	1	60	60	
516	862	大观园灯会	literature and art	1	60	60	
517	863	春潮	literature and art	1	60	60	
518	864	盐都之声	literature and art	1	60	60	
519	865	日本民间邦音乐会	literature and art	1	60	60	
520	866	布拉格之春国际音乐节	literature and art	1	60	60	
521	867	元旦春节文艺系列活动	literature and art	4	60	240	
522	868	奉献者之歌	literature and art	2	60	120	
523	869	新世纪的颂歌	literature and art	2	60	120	
524	870	95电视剧场大型音乐舞蹈	literature and art	2	60	120	
525	871	中国潮	literature and art	2	60	120	
526	872	大观园看世界	literature and art	3	60	180	
527	874	文艺系列展演概述	literature and art	1	60	60	
528	875	中国艺术节开幕式（素材带）	literature and art	5	60	300	
529	876	艺术开幕式（素材带）	literature and art	9	60	540	
530	877	中国第三届艺术节开幕式	literature and art	5	60	300	
531	878	中国第三届艺术节闭幕式	literature and art	5	60	300	
532	879	中国第三届艺术节闭幕式时况	literature and art	3	60	180	
533	880	昆明市迎接第三届中国艺术节知识竞赛	literature and art	2	60	120	
534	881	友好使者的精湛艺术	literature and art	1	60	60	
535	882	保定台春节文艺	literature and art	1	60	60	
536	883	90年军民联欢会	literature and art	1	60	60	
537	884	银屏之花	literature and art	3	60	180	
538	885	文艺欣赏	literature and art	2	60	120	
539	886	五彩缤纷	literature and art	8	60	480	
540	887	91年春节送播节目	literature and art	1	60	60	
541	888	七彩的飘带	literature and art	1	60	60	
542	889	昆明"八一"慰问演出	literature and art	2	60	120	
543	890	春城杯卡拉OK大赛	literature and art	1	60	60	
544	891	99昆明世博会歌会	literature and art	1	60	60	
545	892	黨家花园舞会	literature and art	1	20	20	
546	893	舞蹈节闭幕式	literature and art	2	60	120	
547	894	歌曲	literature and art	1	20	20	
548	895	中国十省市友好国际歌声	literature and art	1	60	60	
549	896	文体纵横等	literature and art	42	60	2520	
550	897	欢乐家庭	literature and art	1	60	60	
551	898	庆祝十五大晚会	Concert	2	60	120	
552	899	大型综艺晚会	Concert	11	60	660	
553	900	85年度专题全国评比授奖文艺晚会	Concert	2	60	120	
554	901	《五色土》文艺晚会	Concert	1	60	60	
555	902	星耀今宵文艺晚会	Concert	1	60	60	
556	903	电视之星文艺晚会	Concert	1	60	60	
557	904	政协四十周年文艺晚会	Concert	2	60	120	

Number	Serial	Name	Type	Quantity	Time per Unit(M)	Total Time(M)	Appraisal Value
558	905	庆祝云南解放四十周年文艺晚会	Concert	1	60	60	
559	906	昆明地区纪念毛泽东同志诞辰一百周年晚会	Concert	2	60	120	
560	907	携手并进文艺晚会	Concert	1	60	60	
561	908	元宵文艺晚会	Concert	4	60	240	
562	909	88年春节联欢晚会	Concert	1	60	60	
563	910	89年春节联欢晚会	Concert	4	60	240	
564	911	90年春节联欢晚会	Concert	1	60	60	
565	912	春节昆明地区庆祝建国四十周年文艺晚会	Concert	1	60	60	
566	913	艺术节闭幕式	Concert	1	60	60	
567	914	第三届中国昆明国际旅游节	Concert	2	60	120	
568	915	第三届中国国际旅游节开幕式	Concert	2	60	120	
569	916	第三届中国国际旅游节闭幕式	Concert	1	60	60	
570	917	舞蹈节闭幕式	Concert	2	60	120	
571	918	国庆五十周年招待会	Concert	1	60	60	
572	919	国庆五十周年阅兵式	Concert	1	60	60	
573	920	昆27中首中学生艺术节	Concert	1	20	20	
574	921	五周年台庆	Concert	1	20	20	
575	922	国庆晚会	Concert	2	90	180	
576	924	第三届中国国际旅游节晚会	Concert	4	60	240	
577	925	哈尔滨昌宁艺术团歌舞会	Concert	1	60	60	
578	926	昆明市庆祝三八文艺晚会	Concert	1	60	60	
579	927	春城花灯，滇剧唱腔大赛节目	Concert	1	60	60	
580	928	春城杯卡拉OK大奖赛	Concert	3	60	180	
581	929	昆明市人口普查文艺汇演	Concert	1	60	60	
582	930	百城风情	Concert	11	60	660	
583	931	十四届足球开幕式	Sports	1	60	60	
584	932	亚运会开幕式	Sports	1	60	60	
585	933	97一级方程式锦标赛	Sports	5	30	150	
586	934	98英国房车锦标赛	Sports	14	30	420	
587	935	99英国房车锦标赛	Sports	13	30	390	
588	936	98摩托车世界锦标赛	Sports	1	30	30	
589	937	百贝佳维维体坛快递	Sports	21	60	1260	
590	938	体坛集锦	Sports	12	60	720	
591	939	春城杯技巧邀请赛	Sports	2	60	120	
592	940	匹克系列	Sports	4	60	240	
593	941	第四届力士杯健美邀请赛	Sports	2	60	120	
594	942	体坛纵横	Sports	1	60	60	
595	943	十三届世界杯决赛	Sports	1	60	60	
596	944	技巧邀请赛	Sports	1	60	60	
597	945	庆祝自由女神一百周年体育表演	Sports	1	60	60	
598	946	第九届丰田杯足球赛	Sports	1	60	60	
599	947	８７年美国体操赛	Sports	1	60	60	
600	948	世界体育	Sports	3	60	180	
601	949	世界体育舞蹈表演	Sports	2	60	120	
602	950	六运会前奏	Sports	7	60	420	
603	951	世界杯足球赛	Sports	6	60	360	
604	952	２４届奥运会男篮	Sports	1	60	60	
605	953	体育节目	Sports	3	60	180	
606	954	87昆明十城市拳击邀请赛	Sports	2	60	120	
607	955	第五届全国少数民族运动会	Sports	2	60	120	
608	956	国际体育舞蹈大赛	Sports	2	60	120	
609	957	第五届民运会开幕式	Sports	3	60	180	
610	958	半球世界体育大观	Sports	30	60	1800	
611	959	高水平足球赛	Sports	7	60	420	
612	960	维维体坛快讯	Sports	17	20	340	
613	961	96世界汽车拉力赛	Sports	7	60	420	

Number	Serial	Name	Type	Quantity	Time per Unit(M)	Total Time(M)	Appraisal Value
614	962	96世界高力F1摩托艇锦标赛	Sports	6	60	360	
615	963	摩托车史话	Sports	5	60	300	
616	964	98世界摩托车赛	Sports	1	90	90	
617	965	体育专栏	Sports	3	60	180	
618	966	91奥迪斯青春风采电视大赛	Sports	3	60	180	
619	967	世界体育探险	Sports	20	60	1200	
620	968	球王贝利精彩进球	Sports	2	60	120	
621	969	冠军之路	Sports	2	60	120	
622	970	体育项目系列	Sports	5	60	300	
623	971	92世界摩托车锦标赛	Sports	1	60	60	
624	972	92世界汽车大赛	Sports	1	60	60	
625	973	92美国职业篮球赛精选	Sports	1	60	60	
626	974	世界体育	Sports	1	60	60	
627	975	体育片	Sports	1	60	60	
628	976	87年昆明市十城市拳击邀请赛	Sports	2	60	120	
629	977	球王贝利精彩进球	Sports	2	60	120	
630	978	世界健美冠军首届中国大汇展	Sports	1	60	60	
631	979	世界体育精选	Sports	6	60	360	
632	980	江苏武术队表演	Sports	1	60	60	
633	981	玉蟾功讲座	Sports	3	60	180	
634	982	功夫集锦	Sports	2	60	120	
635	983	世界冰上舞蹈	Sports	2	60	120	
636	984	老运会	Sports	9	60	540	
637	985	十运会游泳比赛	Sports	2	60	120	
638	986	国际赛车杂志	Sports	6	60	360	
639	987	拳击世纪大挑战	Sports	25	60	1500	
640	988	91年西班牙足球甲级联赛	Sports	5	60	300	
641	989	90世界职业体育舞蹈	Sports	2	60	120	
642	990	世界最高水平篮球赛欣赏	Sports	12	60	720	
643	991	一周体坛快讯	Sports	30	20	600	
644	992	昆明市第二届老年人体育运动会	Sports	1	60	60	
645	993	昆明第二届伤残人运动会	Sports	1	20	20	
646	994	体坛集锦	Sports	52	20	1040	
647	995	体坛集锦	Sports	18	60	1080	
648	996	一周体坛快讯	Sports	32	20	640	
649	997	拳击世界	Sports	10	60	600	
650	998	体育类	Sports	81	60	4860	
651	999	素材带	Documentary	1	20	20	
652	1000	曲艺	Music and talk	4	60	240	
653	1001	传统相声	Music and talk	3	60	180	
654	1002	92元旦、春节相声	Music and talk	2	60	120	
655	1003	93元旦、春节相声	Music and talk	1	60	60	
656	1004	候宝林相声	Music and talk	2	60	120	
657	1005	相声专辑	Music and talk	5	60	300	
658	1006	少年邓小平	TV drama	6	60	360	
659	1007	真情档案	Special Topic	31	60	1860	
660	1009	历史之窗之人生在线	Special Topic	8	60	480	
661	1010	历史之窗之科技与文明	Special Topic	23	60	1380	
662	1011	历史之窗之人物志	Special Topic	41	60	2460	
663	1012	历史之窗之岁月留痕	Special Topic	24	60	1440	
664	1013	历史之窗之未解之迷	Special Topic	37	60	2220	
665	1014	缤纷世界	Special Topic	1	60	60	
666	1015	生活天地	Special Topic	1	60	60	
667	1016	城市走廊	Special Topic	1	60	60	
668	1017	下周屏幕	Special Topic	1	60	60	
669	1018	文体纵横	Special Topic	2	60	120	

Number	Serial	Name	Type	Quantity	Time per Unit(M)	Total Time(M)	Appraisal Value
670	1019	文体纵横	Special Topic	9	60	540	
671	1020	艺文风线	Special Topic	5	20	100	
672	1021	周末点歌台	Special Topic	1	60	60	
673	1022	纪录片--石头城里的纳西人	Documentary	1	60	60	
674	1023	新中国重大决策	Documentary	10	60	600	
675	1024	中华之魂	Documentary	4	60	240	
676	1025	第三只眼	Documentary	91	60	5460	
677	1026	纪录片	Documentary	97	30	2910	
678	1027	邓小平特别节目	Documentary	12	60	720	
679	1028	世界瞭望	Documentary	12	60	720	*
680	1029	百年之恋	Documentary	18	60	1080	
681	1030	十战警示录	Documentary	10	60	600	
682	1031	周恩来	Documentary	12	60	720	
683	1032	朱德	Documentary	6	60	360	
684	1033	毛泽东	Documentary	12	60	720	
685	1034	孙子兵法	Documentary	10	60	600	
686	1035	与共和国的命运	Documentary	10	60	600	
687	1036	二战回顾	Documentary	14	60	840	*
688	1037	二战警示录	Documentary	26	60	1560	
689	1038	周恩来与文艺	Documentary	10	60	600	
690	1039	百年恩来	Documentary	12	60	720	
691	1040	话说台湾	Documentary	5	60	300	
692	1041	世纪明星录	Documentary	13	60	780	
693	1042	朱锡昂	Documentary	4	60	240	
694	1043	梦寻杭州	Documentary	1	60	60	
695	1044	稚燕竞飞	Documentary	1	60	60	*
696	1045	141爆炸案	Documentary	2	60	120	
697	1046	放风筝的老人	Documentary	1	60	60	
698	1047	大理有条洋人街	Documentary	1	20	20	
699	1048	山区医生	Documentary	1	20	20	
700	1049	爱的风采	Stage Drama	3	60	180	
701	1050	白毛女	Stage Drama	1	60	60	
702	1053	戏苑百家	Dance & Music Drama	2	60	120	
703	1054	2000曲苑杂谈	Dance & Music	1	60	60	
704	1055	国庆欢歌	Dance & Music	2	60	120	
705	1056	爱的足迹	Dance & Music	2	60	120	
706	1057	世界电视赏析	Movies	48	20	960	
		Total					

鉴于此，双方已促使他们各自的代表于文首所载日期签署本合同。

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广告网络有限公司（Advertising Networks Limited）

签署：
姓名：
职务：

For and on behalf of
Advertising Networks Limited
廣告網絡有限公司

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